Filed Pursuant to Rule 424(b)(3)
Registration No. 333-162277

Prospectus supplement

(To Prospectus dated October 15, 2009)

US$10,000,000,000

New South Wales Treasury Corporation

Medium-Term Notes, Series A

Due from 9 Months to 30 Years from the Date of Issue

Guaranteed By

The Crown in Right of New South Wales

New South Wales Treasury Corporation, a statutory corporation constituted pursuant to the Treasury Corporation Act 1983 of New South Wales (“TCorp”, “we”, “our” or “us”), may offer to sell its medium-term notes, series A (the “notes”), which are issuable in one or more tranches, from time to time. All notes will be unconditionally guaranteed (the “guarantee”) by The Crown in Right of New South Wales (“New South Wales”) pursuant to Section 22A(1) of the Public Authorities (Financial Arrangements) Act 1987 of New South Wales (the “PAFA Act”). The specific terms of any notes that are offered will be determined before each sale and will be described in a separate pricing supplement (as defined herein). You should read this prospectus supplement, the accompanying prospectus, the documents incorporated herein by reference and the applicable pricing supplement carefully before you invest.

We plan to offer and sell notes with various terms, including the following:

•	stated maturity of 9 months or longer
•	fixed or floating interest rate, zero-coupon or issued with original issue discount; a floating interest rate may be based on:
•	Commercial Paper Rate
•	Prime Rate
•	LIBOR
•	EURIBOR
•	Treasury Rate
•	CMT Rate
•	CD Rate
•	Federal Funds Rate
•	Eleventh District Cost of Funds Rate
•	Australian Bank Bill Swap Rate
•	ranked as senior indebtedness of TCorp
•	unconditionally guaranteed by New South Wales
•	amount of principal or interest may be determined by reference to an index or formula
•	certificate issued in definitive form or in book-entry form
•	redemption may be at TCorp’s option or repayment at the option of the holder
•	interest paid monthly, quarterly, semi-annually or annually
•	denominations of US$2,000 and multiples of US$1,000 in excess thereof
•	denominated in U.S. dollars, a currency other than U.S. dollars or in a composite currency
•	settlement in immediately available funds
•	other or different terms as specified in the applicable pricing supplement

We will specify the final terms for each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be guaranteed by the Commonwealth of Australia.

We may sell the notes to the dealers as principals for resale at varying or fixed offering prices or through the dealers as our agents. Unless otherwise agreed between us and the relevant dealer and specified in the applicable pricing supplement, the price to the public for the notes will be 100% of the principal amount. If we sell the notes through the dealers, as agents, we may pay the dealers certain fees or commissions which, if applicable, will be disclosed in the applicable pricing supplement. We may also sell the notes without the assistance of the dealers (whether acting as principal or as our agent).

We may offer and sell in the United States up to US$1,000,000,000 (or its equivalent in other currencies or composite currencies) under this prospectus supplement. If we sell other securities referred to in the accompanying prospectus in the United States, however, the aggregate principal amount of notes that we may offer and sell in the United States under this prospectus supplement may be reduced.

The notes are being offered on a continuing basis by us through the dealers. Each dealer has agreed to use best efforts to solicit offers to purchase the notes. The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement. You cannot be assured that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for the notes.

The notes will be issued in registered, book-entry form and will be eligible for clearance through the facilities of The Depository Trust Company (“DTC”) and its direct and indirect participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

Arranger

J.P. Morgan

Other Dealers

Citigroup Daiwa Capital Markets Deutsche Bank Securities RBC Capital Markets RBS UBS Investment Bank

The date of this prospectus supplement is December 22, 2014.

Prospectus supplement

Prospectus

You should rely only on the information incorporated by reference or contained in this prospectus supplement and the accompanying prospectus. Neither we nor any dealer has authorized anyone else to provide you with different or additional information. Neither we nor any dealer is making an offer of these notes or the guarantee in any state of the United States or any other jurisdiction where the offer is not permitted. You should not assume that the information in the accompanying prospectus, this prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of those documents.

Introductory statement

The notes offered by any pricing supplement, this prospectus supplement and the accompanying prospectus constitute a separate series of our securities being offered by us from time to time and registered under registration statement No. 333-162277 which we and New South Wales have filed with the SEC under the United States Securities Act of 1933, as amended (the “Securities Act”).

The distribution of this prospectus supplement and the accompanying prospectus and the offering or the sale of the notes in certain jurisdictions may be restricted by law. Persons who receive a copy of this prospectus supplement and the accompanying prospectus are required by us and the dealers to inform themselves about and observe any such restrictions. For a description of certain restrictions on offers and sales of notes and on distribution of this prospectus supplement and the accompanying prospectus, see “Plan of Distribution of Notes—Selling Restrictions” in this prospectus supplement.

This prospectus supplement and accompanying prospectus have been prepared on the basis that, except to the extent that sub-paragraph (ii) below may apply, any offer of notes in any member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of an offering contemplated by this prospectus supplement and accompanying prospectus as completed by the pricing supplement in relation to the offer of those notes may only do so (i) in circumstances in which no obligation arises for us, New South Wales or any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by a pricing supplement which specifies that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State, such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus, prospectus supplement or pricing supplement, as applicable, and we have consented in writing to its use for the purpose of such offer. Except to the extent that sub-paragraph (ii) above may apply, neither we, New South Wales nor any dealer have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us, New South Wales or any dealer to publish or supplement a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in that Relevant Member State.

In this prospectus supplement and the accompanying prospectus, references to “dollars” and “A$” are to Australian dollars, and references to “U.S. dollars” or “US$” are to United States dollars.

Where you can find more information

We and New South Wales file annual reports and other information with the SEC. You may read and copy any documents we and New South Wales file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we and New South Wales have electronically filed with the SEC.

The SEC allows us and New South Wales to “incorporate by reference” the information we and New South Wales file with it, which means that we and New South Wales can disclose important information to you by referring you to filed documents containing that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we and New South Wales file with the SEC will automatically update and supersede that information as well as the information included in this prospectus supplement. We and New South Wales incorporate by reference the annual report on Form 18-K for us and New South Wales for the fiscal year ended June 30, 2014 and any future reports and amendments as filed with the SEC after the date of this prospectus supplement under Sections 13(a) and 13(c) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You may request a copy of that Form 18-K and any amendments made to it (other than any exhibits unless specifically incorporated by reference into this prospectus supplement), at no cost, by writing or telephoning us at Level 22, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales, 2000, Australia, attention: Chief Executive, telephone (011) (61-2) 9325-9325.

Description of the notes and guarantee

The following description of the particular terms of the notes offered hereby and the guarantee supplements, and to the extent inconsistent therewith replaces, the description of the general terms and conditions of securities (as defined in the accompanying prospectus) and guarantee set forth under the heading “Description of the Securities” and “Description of the Guarantee” in the accompanying prospectus, to which description reference is hereby made. The following description of notes will apply unless otherwise specified in an applicable pricing supplement. This section summarizes the material terms that will apply generally to the notes. Each particular note will have terms specific to it, and the specific terms of each note will be described in a pricing supplement that will accompany this prospectus supplement. Those terms may vary from the terms described here.

The notes offered hereby will be issued under the Fiscal Agency Agreement, dated as of September 11, 2009 (the “Fiscal Agency Agreement”), as described in this prospectus supplement,

between us and Citicorp International Limited, whose address is 50/F, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong, as fiscal agent (the “Fiscal Agent”) and Citibank, N.A., London Branch, whose address is 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, as paying agent, transfer agent and registrar (the “Paying Agent”). The Fiscal Agency Agreement has been filed as an Exhibit G to our Registration Statement, No. 333-161649, filed with the SEC on September 1, 2009. Copies of the Fiscal Agency Agreement are available for inspection at the offices of the Fiscal Agent and the Paying Agent.

The notes are guaranteed by New South Wales pursuant to Section 22A(1) of the PAFA Act. See “Description of the Guarantee” in the accompanying prospectus for a description of the guarantee.

The beneficial owners of the notes are bound by and are deemed to have notice of all of the provisions of the Fiscal Agency Agreement and the guarantee. The notes (including the foreign currency notes) are referred to in the accompanying prospectus as the “securities”. The Fiscal Agency Agreement does not limit the aggregate amount of securities which may be issued thereunder, and securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by us for each series. For a description of the rights attaching to different series of securities under the Fiscal Agency Agreement, see “Description of the Securities” in the accompanying prospectus.

Certain statements in this prospectus supplement are summaries of the material terms and conditions of the notes and the guarantee and the material provisions of the Fiscal Agency Agreement. Copies of each of these documents are filed as exhibits to the registration statement to which this prospectus supplement relates. These summaries are not complete and are subject to, and are qualified in their entirety by reference to, all of the terms, conditions and provisions of these exhibits, including the definitions therein of certain terms. Wherever particular sections of the Fiscal Agency Agreement or terms that are defined in the Fiscal Agency Agreement or the notes are referred to in this prospectus supplement or any pricing supplement, it is intended that these sections or defined terms will be incorporated by reference in this prospectus supplement or any pricing supplement, as the case may be.

As you read this section, please remember that the specific terms of your note as described in the applicable pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus supplement. If the applicable pricing supplement is inconsistent with this prospectus supplement, that pricing supplement will control with regard to your note. Thus, the statements we make in this section may not apply to your note.

When we refer to “the applicable pricing supplement”, we mean the pricing supplement describing the specific terms of the note you purchase and “your note” means the note in which you are investing. The terms we use in any applicable pricing supplement that we also use in this prospectus supplement will have the meanings we give them herein, unless we say otherwise in the pricing supplement. References in this prospectus supplement to the “notes” and references in the accompanying prospectus to the “securities” refer to the securities of this series, the medium-term notes, series A of TCorp.

This section is only a summary

The Fiscal Agency Agreement and its associated documents, including your note and the applicable pricing supplement, contain the full legal text of the matters described in this section entitled “Description of the Notes and Guarantee” and the section entitled “Description of the Securities” in the accompanying prospectus. The Fiscal Agency Agreement and the notes are governed by New York law, except as to authorization and execution by us, which are governed by the laws of the State of New South Wales, the Commonwealth of Australia.

This section and the applicable pricing supplement summarize all the material terms of the Fiscal Agency Agreement and your note. They do not, however, describe every aspect of the Fiscal Agency Agreement and your note. For example, in this section entitled “Description of the Notes and Guarantee” and the applicable pricing supplement, we use terms that have been given special meaning in the Fiscal Agency Agreement, but we describe the meaning of only the more important of those terms.

For information on the status and ranking of the notes, see “Description of the Securities—Status and Governing Law of the Securities” in the accompanying prospectus.

We may issue other series of debt securities

The Fiscal Agency Agreement permits us to issue different series of debt securities from time to time. These Medium-Term Notes, Series A constitutes a distinct series of debt securities. We may also issue notes of other series in such amounts, at such times and on such terms as we wish. The notes may differ from one another in their terms.

Amounts that we may issue

The Fiscal Agency Agreement does not limit the aggregate amount of debt securities that we may issue, nor does it limit the number of series or the aggregate amount of any particular series that we may issue. Also, if we issue notes having the same terms in a particular offering, we may “reopen” that offering at any later time and offer additional notes having those terms.

The notes offered hereby constitute a single series for purposes of the Fiscal Agency Agreement and are limited to an aggregate principal amount (or in the case of original issue discount notes or indexed notes, aggregate initial offering price) of US$10,000,000,000 outstanding at any time, or, in the case of foreign currency notes, the equivalent thereof at the Market Exchange Rate on the applicable trade dates, in one or more foreign currencies or currency units. We may change the aggregate principal amount of US$10,000,000,000 at any time in our discretion, without your consent and without notifying you. Of that amount, US$1,000,000,000 aggregate principal amount of notes, less the U.S. dollar equivalent amount in respect of any sales of other debt securities registered under the registration statement of which the accompanying prospectus forms a part, may be offered and sold pursuant to this prospectus supplement.

The Fiscal Agency Agreement and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or the Fiscal Agency Agreement.

Principal amount, stated maturity and maturity date

The principal amount of a note means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a note is its face amount. The term “stated maturity”, with respect to any note, means the day on which the principal amount of that note is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the note. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity date of the principal.

We also use the terms “stated maturity” and “maturity date” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity date” of a note without specifying a particular payment, we mean the stated maturity or maturity date, as the case may be, of the principal.

Currency of notes

Amounts that become due and payable on your note will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable pricing supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “Specified Currency”. The Specified Currency for your note will be U.S. dollars, unless the applicable pricing supplement states otherwise.

Some notes may have different specified currencies for principal, premium and interest. You will have to pay for your notes by delivering the requisite amount of the Specified Currency for the principal to any of the dealers that we name in the applicable pricing supplement, unless other arrangements have been made between you and us or you and any such dealers. We will make payments on your notes in the Specified Currency, except as described below in “—Payment mechanics for notes”. See “Considerations Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in notes of this kind.

Types of notes

We may issue any of the following types of notes and any other types of notes that may be described in a pricing supplement hereto:

Fixed Rate Notes

A note of this type (a “Fixed Rate Note”) will bear interest at a fixed rate described in the applicable pricing supplement. This type includes Zero Coupon Notes, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Notes” below for more information about Zero Coupon Notes and other Original Issue Discount Notes.

Each Fixed Rate Note, except any Zero Coupon Note, will bear interest from its issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a Fixed Rate Note at the fixed yearly rate stated in the applicable pricing supplement, until the principal is paid or made available for payment or the note is converted or exchanged. Each payment of interest due on an interest payment date or the maturity date will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity date. Unless otherwise specified in the applicable pricing supplement, we will compute interest on Fixed Rate Notes on the basis of a 360-day year of twelve 30-day months or, if specified in the applicable pricing supplement, on the basis of a 365-day year. We will pay interest on each interest payment date and at the maturity date as described below under “—Payment mechanics for notes”.

Floating rate notes

A note of this type (a “Floating Rate Note”) will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a Spread or multiplying by a Spread Multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below under “—Interest Rates—Floating Rate Notes”. If your note is a Floating Rate Note, the formula and any adjustments that apply to the interest rate will be specified in the applicable pricing supplement.

Each Floating Rate Note will bear interest from its issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a Floating Rate Note at the yearly rate determined according to the interest rate formula stated in the applicable pricing supplement, until the principal is paid or made available for payment or until it is converted or exchanged. We will compute interest on Floating Rate Notes as described below under “—Interest Rates—Floating Rate Notes—Calculation of Interest.” We will pay interest on each interest payment date and at the maturity date as described below under “—Payment mechanics for notes”.

Indexed notes

A note of this type (an “Indexed Note”) provides that the principal amount payable at its maturity date, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	one or more securities;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

•	indices or baskets of any of these items.

If you are a holder of an Indexed Note, you may receive a principal amount at the maturity date that is greater than or less than the face amount of your note depending upon the value of the applicable referenced item at the maturity date. That value may fluctuate over time.

An Indexed Note may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An Indexed Note may also provide that the form of settlement may be determined at our option or at the holder’s option. Some Indexed Notes may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of an issuer other than us.

If you purchase an Indexed Note, the applicable pricing supplement will include information about the relevant referenced item, about how amounts that are to become payable will be determined by reference to the price or value of that referenced item and about the terms on which the Indexed Note may be settled physically or in cash. The applicable pricing supplement will also identify the Calculation Agent that will calculate the amounts payable with respect to the Indexed Note and may exercise certain discretion in doing so. Before you purchase any Indexed Note, you should read carefully the section entitled “Considerations Relating to Indexed Notes”.

Amortizing notes

A note of this type (an “Amortizing Note”) may be a Fixed Rate Note, a Floating Rate Note or an Indexed Note. The amount of principal of and interest payable on a note of this type will be paid in installments over the term of such Amortizing Note. Unless otherwise specified in the applicable pricing supplement, interest on an Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payment with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable pricing supplement, if applicable, including a table setting forth repayment information for such Amortizing Notes.

Original issue discount notes

A note of this type (an “Original Issue Discount Note”) may be a Fixed Rate Note, a Floating Rate Note or an Indexed Note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An Original Issue Discount Note may be a Zero Coupon Note. A note issued at a discount to its principal may, for United States federal income tax purposes, be considered an Original Issue Discount Note, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Federal Taxation—Original Issue Discount” in the accompanying prospectus for a brief description of the United States federal income tax consequences of owning an Original Issue Discount Note.

Information in the pricing supplement

The applicable pricing supplement will describe one or more of the following terms of your note:

•	the title of your note;

•	the stated maturity;

•	the Specified Currency or currencies for principal, premium and interest, if not U.S. dollars;

•	the price at which we originally issue your note, expressed as a percentage of the principal amount, and the issue date;

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whether your note is a Fixed Rate Note, a Floating Rate Note, an Indexed Note, an Amortizing Note or an Original Issue Discount Note (which may be a Zero Coupon Note), or any combination of the foregoing;

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if your note is a Fixed Rate Note, the yearly rate at which your Note will bear interest, if any, and the interest payment dates, if different from those stated below under “—Interest Rates—Fixed Rate Notes”;

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if your note is a Floating Rate Note, the interest rate basis, which may be one of the ten Base Rates described in “—Interest Rates—Floating Rate Notes” below; any applicable index currency or maturity, Spread or Spread Multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the Calculation Agent, all of which we describe under “—Interest Rates—Floating Rate Notes” below and the conditions, if any, under which it may convert into or be exchangeable for a Fixed Rate Note;

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if your note is an Indexed Note, the principal amount, if any, we will pay you at the maturity date, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in cash or other property;

•	if your note is an Original Issue Discount Note, the yield to maturity;

•	whether the note is guaranteed by any entity (other than New South Wales) and, if so, the identity of the guarantor;

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if applicable, the circumstances under which your note may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than denominations of US$2,000 and multiples of US$1,000;

•	the depositary for your note, if other than DTC, and any circumstances under which the holder may request notes in non-global form, if we choose not to issue your note in book-entry form only;

•	the name of each offering dealer;

•	the discount or commission to be received by the offering dealer or dealers;

•	the net proceeds to us;

•	the names and duties of any co-agents, depositaries, Paying Agents, transfer agents, exchange agents or registrars for your note; and

•	any other terms of your note, which could be different from those described in this prospectus supplement and / or the accompanying prospectus.

Form of notes

We will issue each note in global—i.e., book-entry—form only, unless we specify otherwise in the applicable pricing supplement. Notes in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the notes represented by the global security. Those who own beneficial interests in a Global Note (as defined under “Legal Ownership and Book-Entry Issuance—What Is a Global Note?”) will do so through participants in the Depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the Depositary and its participants. We describe Global Notes below under “Legal Ownership and Book-Entry Issuance”.

In addition, we will generally issue each note in registered form, without coupons, unless we specify otherwise in the applicable pricing supplement.

Interest rates

Fixed rate notes

Interest on a Fixed Rate Note will be payable annually or semiannually on the date or dates specified in the applicable pricing supplement and at the maturity date. Any payment of principal, premium and interest for any Fixed Rate Note required to be made on an interest payment date that is not a business day (as defined below) will be postponed to the next succeeding business day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the interest payment date to the date of that payment on the next succeeding business day. For each Fixed Rate Note that bears interest, interest will accrue, and we will compute and pay accrued interest, as described under “—Types of Notes—Fixed Rate Notes” above and “—Payment mechanics for notes” below.

Floating rate notes

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms are defined under “—Special Rate Calculation Terms” below.

For each Floating Rate Note, interest will accrue, and we will compute and pay accrued interest, as described under “—Types of Notes—Floating Rate Notes” above and “—Payment mechanics for notes” below. In addition, the following will apply to Floating Rate Notes.

Base rates

We currently expect to issue Floating Rate Notes that bear interest at rates based on one or more of the following “Base Rates”:

•	Commercial Paper Rate;
•	Prime Rate;
•	LIBOR;
•	EURIBOR;
•	Treasury Rate;
•	CMT Rate;
•	CD Rate;
•	Federal Funds Rate;
•	Eleventh District Cost of Funds Rate; and/or
•	Australian Bank Bill Swap Rate.

We describe each of the Base Rates in further detail below.

If you purchase a Floating Rate Note, the applicable pricing supplement will specify the type of Base Rate that applies to your note.

Unless otherwise specified in the applicable note and any applicable pricing supplement, each Floating Rate Note will be issued as described below. The applicable note and any applicable pricing supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including: whether such Floating Rate Note is a “Regular Floating Rate Note”, a “Floating Rate/Fixed Rate Note”, a “Fixed Rate/Floating Rate Note”, or an “Inverse Floating Rate Note”, the fixed rate commencement date, if applicable, fixed interest rate, if applicable, Base Rate, initial interest rate, if any, initial Interest Reset Date, interest reset period and dates, interest period and dates, record dates, Index Maturity, maximum interest rate and/or minimum interest rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If the applicable Base Rate is LIBOR or the CMT Rate, the applicable note and any applicable pricing supplement will also specify the index currency and the Designated LIBOR Page or the Designated CMT Reuters Page, as applicable, as such terms are defined below.

The interest rate borne by the Floating Rate Notes will be determined as follows:

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unless such Floating Rate Note is designated as a “Floating Rate/Fixed Rate Note”, a “Fixed Rate/Floating Rate Note” or an “Inverse Floating Rate Note,” or as having an addendum attached or having “other/additional provisions” apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a “Regular Floating Rate Note” and, except as described below or as specified in the applicable note and in any applicable pricing supplement, will bear interest at the rate determined by reference to the applicable Base Rate (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date (as defined below) occurring after the issue date (the “initial Interest Reset Date”), the rate at which interest on such Regular Floating Rate Note will be payable will be reset as at each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the issue date to the initial Interest Reset Date will be the initial interest rate;

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if such Floating Rate Note is designated as a “Floating Rate/Fixed Rate Note,” then, except as described below or as specified in the applicable note and any applicable pricing supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Base Rate (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the issue date to the initial Interest Reset Date will be the initial interest rate and (z) the interest rate in effect for the period commencing on the date specified in the applicable pricing supplement (the “Fixed Rate Commencement Date”) to the maturity date will be the fixed interest rate, if such rate is specified in the applicable note and any applicable pricing supplement or, if no such fixed interest rate is specified, the interest rate in effect thereon on the business day immediately preceding the Fixed Rate Commencement Date;

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if such Floating Rate Note is designated as a “Fixed Rate/Floating Rate Note” then, except as described below or as specified in the applicable note and any applicable pricing supplement, such Fixed Rate Note will bear interest at the fixed rate specified in such note and any applicable pricing supplement from the issue date to the date specified in the applicable pricing supplement (the “Floating Rate Commencement Date”) and the interest rate in effect for the period commencing on such Floating Rate Commencement Date will be the rate determined by reference to the applicable Base Rate (x) plus or minus the applicable Spread, if any, and/or (y) multiplied by the applicable Spread Multiplier, if any, each as specified in such note or applicable pricing supplement. Commencing on the first Interest Reset Date after such

Floating Rate Commencement Date, the rate at which interest on such Fixed Rate/Floating Rate Note will be payable will be reset as of each Interest Reset Date; and

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if such Floating Rate Note is designated as an “Inverse Floating Rate Note” then, except as described below or as specified in the applicable note and any applicable pricing supplement, such Floating Rate Note will bear interest at the applicable fixed interest rate minus the rate determined by reference to the applicable Base Rate (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable note and any applicable pricing supplement, the interest rate thereon will not be less than zero. Commencing on the initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the issue date to the initial Interest Reset Date will be the initial interest rate.

Initial base rate

For any Floating Rate Note, the Base Rate in effect from the issue date to the first Interest Reset Date will be the Initial Base Rate. We will specify the Initial Base Rate in the applicable pricing supplement.

Spread or spread multiplier

In some cases, the Base Rate for a Floating Rate Note may be adjusted:

•	by adding or subtracting a specified number of basis points, called the “Spread”, with one basis point being 0.01%; or

•	by multiplying the Base Rate by a specified percentage, called the “Spread Multiplier”.

If you purchase a Floating Rate Note, the applicable pricing supplement will specify whether a Spread or Spread Multiplier will apply to your note and, if so, the amount of the Spread or Spread Multiplier.

Maximum and minimum rates

The actual interest rate, after being adjusted by the Spread or Spread Multiplier, may also be subject to either or both of the following limits:

•	a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•	a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a Floating Rate Note, the applicable pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by United States federal law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than US$250,000 is 16% and for any loan in the amount of US$250,000 or more but less than US$2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of US$2,500,000 or more.

The rest of this section describes how the interest rate and the interest payment dates will be determined and how interest will be calculated on a Floating Rate Note.

Interest reset dates

The rate of interest on a Floating Rate Note will be reset by the Calculation Agent daily, weekly, monthly, quarterly, semi-annually, annually or at some other interval specified in the applicable pricing supplement. The date on which the interest rate resets and the reset rate becomes effective is called the Interest Reset Date. Except as otherwise specified in the applicable pricing supplement, the Interest Reset Date will be as follows:

•	for Floating Rate Notes that reset daily, each business day;

•	for Floating Rate Notes that reset weekly and are not Treasury Rate Notes, the Wednesday of each week;

•	for Treasury Rate Notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under “—Interest Determination Dates” below;

•	for Floating Rate Notes that reset monthly and are not Eleventh District Cost of Funds Rate Notes, the third Wednesday of each month;

•	for Eleventh District Cost of Fund Rate Notes that reset monthly, the first calendar day of each month;

•	for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for Floating Rate Notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in the applicable pricing supplement; and

•	for Floating Rate Notes that reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

For a Floating Rate Note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest Interest Reset Date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

The Base Rate in effect from the issue date to the first Interest Reset Date will be the Initial Base Rate. For Floating Rate Notes that reset daily or weekly, the Base Rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity date to, but excluding, the maturity date, will be the Base Rate in effect on that second business day.

If any Interest Reset Date for a Floating Rate Note would otherwise be a day that is not a business day, the Interest Reset Date will be postponed to the next day that is a business day. For a LIBOR or a EURIBOR Note, however, if that business day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding business day.

Interest determination dates

The interest rate that takes effect on an Interest Reset Date will be determined by the Calculation Agent by reference to a particular date called an Interest Determination Date. Except as otherwise specified in the applicable pricing supplement:

•	For all Floating Rate Notes other than Eleventh District Cost of Funds Rate Notes, LIBOR Notes, EURIBOR Notes, Treasury Rate Notes and Australian Bank Bill Swap Rate Notes, the Interest

Determination Date relating to a particular Interest Reset Date will be the second business day before the Interest Reset Date.

•

For Eleventh District Cost of Funds Rate Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the last working day, in the first calendar month preceding that Interest Reset Date, on which the FHLB of San Francisco publishes the index (as defined below). We refer to an Interest Determination Date for an Eleventh District Cost of Funds Rate Note as an Eleventh District Cost of Funds Rate Note Interest Determination Date.

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For LIBOR Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the second London business day preceding the Interest Reset Date, unless the index currency is pounds sterling, in which case the Interest Determination Date will be the Interest Reset Date. We refer to an Interest Determination Date for a LIBOR Note as a LIBOR Interest Determination Date.

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For EURIBOR Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the second Euro business day preceding the Interest Reset Date. We refer to an Interest Determination Date for a EURIBOR Note as a EURIBOR Interest Determination Date.

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For Treasury Rate Notes, the Interest Determination Date relating to a particular Interest Reset Date, which we refer to as a Treasury Interest Determination Date, will be the day of the week on which the Interest Reset Date falls on which treasury bills—i.e., direct obligations of the United States government—would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the Treasury Interest Determination Date relating to the Interest Reset Date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an Interest Reset Date, then the Interest Reset Date will instead be the first business day following the auction date.

•	For Australian Bank Bill Swap Rate Notes, the Interest Determination Date will be the same day as the Interest Reset Date.

The “Interest Determination Date” pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Base Rates will be the most recent business day which is at least two business days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Base Rate is determinable. Each Base Rate will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

Interest calculation dates

As described above, the interest rate that takes effect on a particular Interest Reset Date will be determined by reference to the corresponding Interest Determination Date. Except for LIBOR Notes, EURIBOR Notes and Australian Bank Bill Swap Rate Notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

•	the tenth calendar day after the Interest Determination Date or, if that tenth calendar day is not a business day, the next succeeding business day; and

•	the business day immediately preceding the interest payment date or the maturity date, whichever is the day on which the next payment of interest will be due.

The Calculation Agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest payment dates

The interest payment dates for a Floating Rate Note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable pricing supplement, will be as follows:

•

for Floating Rate Notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for Floating Rate Notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; or

•	for Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

Regardless of these rules, if a note is originally issued after the Regular Record Date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. We have defined the term “Regular Record Date” under “—Payment mechanics for notes” below.

If any interest payment date other than the maturity date for any Floating Rate Note would otherwise be a day that is not a business day, that interest payment date will be postponed to the next succeeding business day, except that in the case of a LIBOR Note or a EURIBOR Note where that business day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding business day. If the maturity date of a Floating Rate Note falls on a day that is not a business day, the required payment of principal, premium and interest will be made on the next succeeding business day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the maturity date to the date of that payment on the next succeeding business day.

Calculation of interest

Calculations relating to Floating Rate Notes will be made by the “Calculation Agent”, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours. Citibank, N.A., London Branch, acts as our Calculation Agent for any Floating Rate Notes. The pricing supplement for a particular Floating Rate Note will name the institution that we have appointed to act as the Calculation Agent for that note as of its issue date, if other than Citibank, N.A., London Branch. We may appoint a different institution to serve as Calculation Agent from time to time after the issue date of your note without your consent. We will provide notice, or cause notice to be provided, to you in the event a new Calculation Agent is appointed.

For each Floating Rate Note, the Calculation Agent will determine, on or before the corresponding interest calculation or determination date, the interest rate that takes effect on each Interest Reset Date. In addition, the Calculation Agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the Calculation Agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the Floating Rate Note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. Unless otherwise specified in an applicable pricing supplement, the interest factor for each day will be calculated by dividing the interest rate, expressed as a decimal, applicable to that day by the following:

•	360 in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Eleventh District Cost of Funds Rate Notes, EURIBOR Notes, CD Rate Notes and Federal Funds Rate Notes; or

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the actual number of days in the year in the case of Treasury Rate Notes, CMT Rate Notes and Australian Bank Bill Swap Rate Notes, and will be made without any liability on the part of the Calculation Agent.

Unless otherwise specified in the applicable pricing supplement, the interest factor for Floating Rate Notes whose interest rate is calculated by reference to two or more Base Rates will be calculated in each period in the same manner as if only one of the applicable Base Rates applied as specified in the applicable note and any applicable pricing supplement.

Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide for that note the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error, and will be made without any liability on the part of the Calculation Agent.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upward, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a Floating Rate Note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the Base Rate that applies to a Floating Rate Note during a particular interest period, the Calculation Agent may obtain rate quotes from various banks or dealers active in the relevant market. Those reference banks and dealers may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant Floating Rate Notes and its affiliates, and they may include one of our affiliates.

Commercial paper rate notes

If you purchase a Commercial Paper Rate Note, your note will bear interest at a Base Rate equal to the Commercial Paper Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement.

The Commercial Paper Rate for each new interest period will be the Money Market Yield of the rate, for the relevant Interest Determination Date and for commercial paper having the Index Maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading “Commercial Paper—Financial”. If the Commercial Paper Rate cannot be determined as described above, the following procedures will apply.

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If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the Commercial Paper Rate will be the rate, for the relevant Interest Determination Date, for commercial paper having the Index Maturity specified in the applicable pricing supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, in each case, under the heading “Commercial Paper—Financial”.

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If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant Index Maturity and is placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant Interest Determination Date, by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.

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If fewer than three dealers selected by the Calculation Agent are quoting as described above, the Commercial Paper Rate for the new interest period will be the Commercial Paper Rate in effect for the prior interest period. If the Initial Base Rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

Prime rate notes

If you purchase a Prime Rate Note, your note will bear interest at a Base Rate equal to the Prime Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement. The Prime Rate for each new interest period will be the rate, for the relevant Interest Determination Date, published in H.15(519) under the heading “Bank Prime Loan”. If the Prime Rate cannot be determined as described above, the following procedures will apply.

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If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the Prime Rate will be the rate, for the relevant Interest Determination Date, as published in H.15 daily update, or another recognized electronic source used for the purpose of displaying that rate, in each case, under the heading “Bank Prime Loan”.

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If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the Prime Rate will be the arithmetic mean, as determined by the Calculation Agent, of the following rates as they appear on the Reuters Page US PRIME 1: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant Interest Determination Date.

•

If fewer than four of these rates appear on the Reuters Page US PRIME 1, the Prime Rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant Interest Determination Date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

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If fewer than three banks selected by the Calculation Agent are quoting as described above, the Prime Rate for the new interest period will be the Prime Rate in effect for the prior interest period. If the Initial Base Rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

LIBOR notes

If you purchase a LIBOR Note, your note will bear interest at a Base Rate equal to LIBOR for deposits in U.S. dollars or any other index currency, as specified in the applicable pricing supplement. In addition, LIBOR will be adjusted by the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement. LIBOR will be determined in the following manner:

•

LIBOR will be the offered rate appearing on the Designated LIBOR Page, as of 11:00 A.M., London time, on the relevant Interest Determination Date, for deposits of the relevant index currency having the relevant Index Maturity beginning on the relevant Interest Reset Date. The applicable pricing supplement will indicate the index currency, the Index Maturity and the Designated LIBOR Page that apply to your LIBOR Note.

•

If no such rate appears on the Designated LIBOR Page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the index currency having the relevant Index Maturity, beginning on the relevant Interest Reset Date, and in a representative amount. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR Interest Determination Date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described in the prior paragraph, LIBOR for the relevant LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center, on that LIBOR Interest Determination Date, by three major banks in that financial center selected by the Calculation Agent: loans of the index currency having the relevant Index Maturity, beginning on the relevant Interest Reset Date, and in a representative amount.

•

If fewer than three banks selected by the Calculation Agent are quoting as described in the prior paragraph, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the Initial Base Rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR notes

If you purchase a EURIBOR Note, your note will bear interest at a Base Rate equal to the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate). In addition, the EURIBOR Base Rate will be adjusted by the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement. EURIBOR will be determined in the following manner:

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EURIBOR will be the offered rate for deposits in euros having the Index Maturity specified in the applicable pricing supplement, beginning on the relevant Interest Reset Date, as that rate appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date.

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If the rate described in the prior paragraph does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the relevant Index Maturity, beginning on the relevant Interest Reset Date, and in a representative amount. The Calculation Agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

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If fewer than two quotations are provided as described in the prior paragraph, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR Interest Determination Date, by four major banks in the euro-zone selected by the Calculation Agent: loans of euros having the relevant Index Maturity, beginning on the relevant Interest Reset Date, and in a representative amount.

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If fewer than four banks selected by the Calculation Agent are quoting as described in the prior paragraph, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the Initial Base Rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury rate notes

If you purchase a Treasury Rate Note, your note will bear interest at a Base Rate equal to the Treasury Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement.

Unless the applicable pricing supplement specifies otherwise, “Treasury Rate” means the rate for the auction held on the Interest Determination Date of direct obligations of the United States (Treasury Bills) having the Index Maturity specified in the applicable pricing supplement as that rate appears on Reuters Page USAUCTION 10 or Reuters Page USAUCTION 11 under the heading “INVEST RATE.”

If the Treasury Rate cannot be determined in the manner described in the prior paragraph, the following procedures will apply:

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If the rate described above does not appear on either page by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the bond equivalent yield of the auction rate, for the relevant Interest Determination Date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

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If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the Treasury Rate will be the bond equivalent yield of the rate, for the relevant Interest Determination Date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading “US government securities/Treasury bills/secondary market”.

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If the rate described in the prior paragraph does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the Treasury Rate will be the rate, for the relevant Interest Determination Date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “US government securities/Treasury bills/secondary market”.

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If the rate described in the prior paragraph does not appear in H.15 daily update, H.15(519) or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant Interest Determination Date, by three primary US government securities dealers in New York City selected by the Calculation Agent.

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If fewer than three dealers selected by the Calculation Agent are quoting as described in the prior paragraph, the Treasury Rate in effect for the new interest period will be the Treasury Rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT rate notes

If you purchase a CMT Rate Note, your note will bear interest at a Base Rate equal to the CMT Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement.

The CMT Rate will be any of the following rates displayed on the Designated CMT Reuters Page under the heading “...Treasury Constant Maturities ...” for the designated CMT Index Maturity:

•	if the Designated CMT Reuters Page is the Reuters Page FRBCMT, the rate for the relevant Interest Determination Date; or

•	if the Designated CMT Reuters Page is the Reuters Page FEDCMT, the weekly or monthly average, as specified in the applicable pricing supplement, for the week that ends immediately before the week in which the relevant Interest Determination Date falls, or for the month that ends immediately before the month in which the relevant Interest Determination Date falls, as applicable.

If the CMT Rate cannot be determined in this manner, the following procedures will apply.

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If the applicable rate described above is not displayed on the relevant Designated CMT Reuters Page by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT Index Maturity and for either the relevant Interest Determination Date or the weekly or monthly average, as applicable—as published in H.15(519) under the heading “Treasury Constant Maturities”.

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If the applicable rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the Treasury constant maturity rate, or other US Treasury Rate, for the designated CMT Index Maturity and with reference to the relevant Interest Determination Date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

•	is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Reuters Page and published in H.15(519).

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If the rate described in the prior paragraph does not appear by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes (as defined below) having an original maturity of approximately the designated CMT Index Maturity and a remaining term to maturity of not less than the designated CMT Index Maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant Interest Determination Date, of three primary US government securities dealers in New York City selected by the Calculation Agent. In selecting these offered rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. “Treasury Notes” are direct, non-callable, fixed rate obligations of the US government.

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If the Calculation Agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for Treasury Notes with an original maturity longer than the designated CMT Index Maturity, with a remaining term to maturity closest to the designated CMT Index Maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant Interest Determination Date, of three primary US government securities dealers in New York City selected by the Calculation Agent. In selecting these offered rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the designated CMT Index Maturity have remaining terms to maturity that are equally close to the designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

•

If fewer than five but more than two of these primary dealers are quoting as described in each of the prior two paragraphs, then the CMT Rate for the relevant Interest Determination Date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

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If two or fewer primary dealers selected by the Calculation Agent are quoting as described in the prior paragraph, the CMT Rate in effect for the new interest period will be the CMT Rate in effect for the prior interest period. If the Initial Base Rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD rate notes

If you purchase a CD Rate Note, your note will bear interest at a Base Rate equal to the CD Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement.

The CD Rate will be the rate, for the relevant Interest Determination Date, for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading “CDs (Secondary Market)”. If the CD Rate cannot be determined in this manner, the following procedures will apply.

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If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD Rate will be the rate, for the relevant Interest Determination Date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market)”.

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If the rate described in the prior paragraph does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the CD Rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major US money center banks with a remaining maturity closest to the specified Index Maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant Interest Determination Date, by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.

•

If fewer than three dealers selected by the Calculation Agent are quoting as described in the prior paragraph, the CD Rate in effect for the new interest period will be the CD Rate in effect for the prior interest period. If the Initial Base Rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Federal funds rate notes

If you purchase a Federal Funds Rate Note, your note will bear interest at a Base Rate equal to the Federal Funds Rate and adjusted by the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement.

The Federal Funds Rate will be the rate for U.S. dollar federal funds for the relevant Interest Determination Date, as published in H.15(519) opposite the caption “Federal funds (effective)”, as that rate is displayed on Reuters Page FEDFUNDS1 under the heading “EFFECT.” If the Federal Funds Rate cannot be determined in this manner, the following procedures will apply.

•

If the rate described above is not displayed on Reuters Page FEDFUNDS1 by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Rate, for the relevant Interest Determination Date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “Federal funds (effective)”.

•

If the rate described in the prior paragraph is not displayed on Reuters Page FEDFUNDS1 and does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

•

If fewer than three brokers selected by the Calculation Agent are quoting as described in the prior paragraph, the Federal Funds Rate in effect for the new interest period will be the Federal Funds Rate in effect for the prior interest period. If the Initial Base Rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Eleventh district cost of funds rate notes

If you purchase an Eleventh District Cost of Funds Rate Note, your note will bear interest at a Base Rate equal to the Eleventh District Cost of Funds Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement.

The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before the month in which the relevant Interest Determination Date falls, as that rate appears on Reuters page COFI/ARMS under the heading “11th Dist COFI” as of 11:00 A.M., San Francisco time, on that date. If the Eleventh District Cost of Funds Rate cannot be determined in this manner, the following procedures will apply.

•

If the rate described above does not appear on Reuters Page COFI/ARMS on the relevant Interest Determination Date, then the Eleventh District Cost of Funds Rate for that date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the month in which the relevant Interest Determination Date falls, as most recently announced by the FHLB of San Francisco as that cost of funds.

•

If the FHLB of San Francisco fails to announce the cost of funds described in the prior paragraph on or before the relevant Interest Determination Date, the Eleventh District Cost of Funds Rate in effect for the new interest period will be the Eleventh District Cost of Funds Rate in effect for the prior interest period. If the Initial Base Rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Australian bank bill swap rate notes

If you purchase an Australian Bank Bill Swap Rate Note, your note will bear interest at a Base Rate equal to the Australian BBSW Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement and having an Index Maturity specified in the applicable pricing supplement.

The Australian Bank Bill Swap Rate will be determined by the Calculation Agent on the relevant Interest Determination Date by taking the rates quoted on the Reuters Page BBSW at approximately 10:15 A.M., Sydney time, on the relevant Interest Determination Date. If the Australian Bank Bill Swap Rate cannot be determined in this manner, the following procedures will apply.

•

If the rate does not appear on the Reuters Page BBSW, at approximately 10:15 A.M., Sydney time, on the relevant Interest Determination Date, then the Australian Bank Bill Swap Rate, for that Interest Determination Date, will be determined by the Calculation Agent by taking the mean buying and selling rates for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Page BBSW) having a tenor of the Index Maturity specified in the applicable pricing supplement, quoted at approximately 10:15 A.M., Sydney time, on the Interest Determination Date by five major financial institutions in the Australian market authorized to quote on the Reuters Page BBSW selected by the Calculation Agent on application by the Calculation Agent, eliminating the highest and the lowest mean rates and taking the arithmetic mean of the remaining mean rates and then, if necessary, rounding the resulting figure upwards to four decimal places. The five major financial institutions in the Australian market to be used by the Calculation Agent shall initially be Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited, Westpac Banking Corporation and Macquarie Bank Limited, however the Calculation Agent may choose any other major financial institutions in the Australian market authorized to quote on the BBSW.

•

If the financial institutions selected by the Calculation Agent are not quoting as described above, the Australian Bank Bill Swap Rate in effect for the new interest period will be the Australian Bank Bill Swap Rate in effect for the prior interest period. If the Initial Base Rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Special rate calculation terms

We use several terms in this prospectus supplement that have special meanings relevant to calculating floating interest rates. We describe these terms as follows:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield	=	D × N	×	100
360 - (D × M)

where:

“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

“N” means 365 or 366, as the case may be; and

“M” means the actual number of days in the applicable interest reset period.

The term “business day” means, for any note, unless otherwise specified in the applicable pricing supplement, a day that meets all the following applicable requirements:

•

for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York, or Sydney, Australia generally are authorized or obligated by law, regulation or executive order to close;

•	if the note is a LIBOR Note, is also a London business day;

•

if the note has a Specified Currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency;

•	if the note is a EURIBOR Note or has a Specified Currency of euros, or is a LIBOR Note for which the Index Currency is euros, is also a euro business day; and

•

solely with respect to any payment or other action to be made or taken at any place of payment designated by us outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such place of payment generally are authorized or obligated by law, regulation or executive order to close.

The term “designated CMT Index Maturity” means the Index Maturity for a CMT Rate Note and will be the original period to maturity of a US Treasury security specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT Index Maturity will be 2 years.

The term “Designated CMT Reuters Page” means the Reuters Page specified in the applicable pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Reuters Page is so specified, then the applicable page will be Reuters Page FEDCMT. If Reuters Page FEDCMT applies but the applicable pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “Designated LIBOR Page” means the display on the Reuters 3000 Xtra Service, or any successor service, on the “LIBOR01” page or “LIBOR02” page, as specified in the applicable pricing supplement, or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

The term “euro business day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“FHLB of San Francisco” means the Federal Home Loan Bank of San Francisco.

“H.15(519)” means “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication as published weekly by the Board of Governors of the Federal Reserve System.

“H.15 daily update” means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

The term “index currency” means, with respect to a LIBOR Note, the currency specified as such in the applicable pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable pricing supplement.

The term “Index Maturity” means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

“London business day” means any day on which dealings in the relevant index currency are transacted in the London interbank market.

“Market Exchange Rate” for any specified currency means the noon buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by the Federal Reserve Bank of New York.

The term “Money Market Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield	=	D × 360	×	100
360 - (D × M)

“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” means the actual number of days in the relevant interest reset period.

The term “principal financial center” means (i) the capital city of the country issuing the Specified Currency in the applicable note (which in the case of those countries whose currencies were replaced by the euro, will be Brussels, Belgium) or (ii) the capital city of the country to which the relevant index currency, if applicable, relates, except, in each case, with respect to United States dollars, euros, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the principal financial center will be The City of New York, London (solely in the case of the relevant LIBOR index currency), Sydney, Toronto, Auckland, Johannesburg and Zurich, respectively.

The term “representative amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Page” means the display on the Reuters 3000 Xtra Service, or any successor service, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any replacement page or pages on that service.

“Reuters Page BBSW” means the display on the Reuters Page designated as “BBSW”.

“Reuters Page COFI/ARMS” means the display on the Reuters Page designated as “COFI/ARMS”.

“Reuters Page EURIBOR01” means the display on the Reuters Page designated as “EURIBOR01”.

“Reuters Page FEDFUNDS1” means the display on the Reuters Page designated as “FEDFUNDS1”.

“Reuters Page FEDCMT” means the display on the Reuters Page designated as “FEDCMT”.

“Reuters Page FRBCMT” means the display on the Reuters Page designated as “FRBCMT”.

“Reuters Page USAUCTION 10” means the display on the Reuters Page designated as “US AUCTION 10”.

“Reuters Page USAUCTION 11” means the display on the Reuters Page designated as “US AUCTION 11”.

“Reuters Page USPRIME1” means the display on the Reuters Page designated as “USPRIME1”.

If, when we use the terms Designated CMT Reuters Page, Designated LIBOR Page, H.15(519), H.15 daily update, Reuters Page FEDFUNDS1, Reuters Page USAUCTION 10, Reuters Page USAUCTION 11, Reuters Page COFI/ARMS or Reuters Page BBSW we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the Calculation Agent.

Payment mechanics for notes

Who receives payment?

If interest is due on a note on an interest payment date, we will pay the interest to the person in whose name the note is registered at the close of business on the Regular Record Date relating to the interest payment date as described below under “—Payment and Record Dates for interest”. If interest is due at the maturity date, we will pay the interest to the person entitled to receive the principal of the note. If principal or another amount besides interest is due on a note at the maturity date, we will pay the amount to the holder of the note against surrender of the note at a proper place of payment or, in the case of a Global Note, in accordance with the applicable policies of the Depositary, which will be DTC, Euroclear or Clearstream, Luxembourg.

Payment and record dates for interest

Unless otherwise specified in the applicable pricing supplement, interest on any Fixed Rate Note will be payable annually, semiannually or otherwise on the date or dates set forth in the applicable pricing supplement and at the maturity date. The Regular Record Date relating to an interest payment date for any Fixed Rate Note will also be set forth in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the Regular Record Date relating to an interest payment date for any Floating Rate Note will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day”, as defined above. For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

How we will make payments due in U.S. dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on global notes

We will make payments on a Global Note in accordance with the applicable policies as in effect from time to time of the Depositary, which will be DTC, Euroclear or Clearstream, Luxembourg. Under those policies, we will pay directly to the Depositary, or its nominee, and not to any indirect owners who own beneficial interests in the Global Note. An indirect owner’s right to receive those payments will be governed by the rules and practices of the Depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—What is a Global Note?” and in any applicable pricing supplement.

Payments on non-global notes

We will make payments on a note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Paying Agent’s records as of the close of business on the Regular Record Date. We will make all other payments by check at the office of the Paying Agent described below, against surrender of the note. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-Global Note has a face amount of at least US$10,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the Paying Agent appropriate wire transfer instructions at least fifteen business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant Regular Record Date. In the case of any other payment, payment will be made only after the note is surrendered to the Paying Agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

How we will make payments due in other currencies

We will follow the practice described in this subsection when paying amounts that are due in a Specified Currency other than U.S. dollars.

Payments on global notes

We will make payments on a Global Note in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, Luxembourg. Unless we specify otherwise in the applicable pricing supplement, DTC will be the depositary for all notes in global form. We understand that DTC’s policies, as currently in effect, are as follows.

Unless otherwise indicated in the applicable pricing supplement, if you are an indirect owner of Global Notes denominated in a Specified Currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the Global Note is held of your election:

•	on or before the applicable Regular Record Date, in the case of a payment of interest; or

•	on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

Your participant must, in turn, notify DTC of your election on or before the 3rd DTC business day after that Regular Record Date, in the case of a payment of interest, and on or before the

12th DTC business day before the stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium. A “DTC business day” is a day on which DTC is open for business.

DTC, in turn, will notify the Paying Agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the Paying Agent, on or before the dates noted above, the Paying Agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the Specified Currency or in another jurisdiction acceptable to us and the Paying Agent.

If the foregoing steps are not properly completed, we expect DTC to inform the Paying Agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. dollars”. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect owners of a Global Note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the Specified Currency.

Payments on non-global notes

Except as described in the next to last paragraph under this heading, we will make payments on notes in non-global form in the applicable Specified Currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable Specified Currency at a bank designated by the holder and is acceptable to us and the Fiscal Agent and the Paying Agent. To designate an account for wire payment, the holder must give the Paying Agent appropriate wire instructions at least fifteen business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the Regular Record Date. In the case of any other payment, the payment will be made only after the note is surrendered to the Paying Agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the Fiscal Agent’s or Paying Agent’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the Fiscal Agency Agreement as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a Specified Currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the Fiscal Agent or Paying Agent at least fifteen business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the Regular Record Date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a non-Global Note with a Specified Currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the Specified Currency or in U.S. dollars.

Conversion to U.S. dollars

When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a Global Note or a non-Global Note as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the specified currency is not available

If we are obligated to make any payment in a Specified Currency other than U.S. dollars, and the Specified Currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that Specified Currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at the maturity date. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the Fiscal Agency Agreement.

Exchange rate agent

If we issue a note in a Specified Currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select ourselves or one of our affiliates to perform this role. We may change the exchange rate agent from time to time after the issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in this prospectus supplement or the applicable pricing supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Paying agent

Notes in non-global entry form may be surrendered for payment at their maturity at the designated offices of the Paying Agent. We may add, replace or terminate Paying Agents from time to time. We may also choose to act as our own Paying Agent.

Unclaimed payments

Claims against us for payment in respect of the notes remaining unclaimed will become void unless made within ten years (in the case of principal) or five years (in the case of interest) from the appropriate payment date.

Notices

Notices to be given to holders of a Global Note will be given only to the Depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the Fiscal Agent’s or Paying Agent’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder. Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Successor fiscal agent or paying agent

The Fiscal Agency Agreement provides that the Fiscal Agent or the Paying Agent may be removed by us at any time by notice in writing signed on our behalf by one of our authorized officers and specifying such removal and the date when it shall become effective, provided that no such removal shall take effect less than 30 days nor more than 45 days after such notice has been given. The Fiscal Agency Agreement also provides that the Fiscal Agent or the Paying Agent may resign upon 45 days prior written notice to us or any shorter period that we accept, effective upon the acceptance by a successor Fiscal Agent or Paying Agent, as applicable, of its appointment. We must notify the holders of the notes of the appointment of a successor Fiscal Agent or successor Paying Agent. In all cases, the removal or resignation of the Fiscal or Paying Agent will not be effective until a successor is appointed pursuant to the Fiscal Agency Agreement.

Governing law

The Fiscal Agency Agreement and the notes will be governed by, and construed in accordance with, the laws of the State of New York without reference to the State of New York principles regarding conflicts of laws (other than Section 5-1401 of the New York General Obligations Law), except that all matters governing authorization and execution of the notes and the Fiscal Agency Agreement by us will be governed by the laws of the State of New South Wales, the Commonwealth of Australia.

Agent for service

We and New South Wales will appoint an agent for service of process in The City of New York in connection with any action arising out of the offer and sale of the notes and the guarantee, respectively, or the enforcement of the terms of the Fiscal Agency Agreement.

Legal ownership and book-entry issuance

In this section, we describe special considerations that will apply to the notes because they will be issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of notes. Then we describe special provisions that apply to the Global Notes.

Who is the legal owner of a registered note?

Each note in registered form will be represented either by a certificate issued in definitive form to you or by one or more global securities representing the entire issuance of notes. We refer to those who have notes registered in their own names, on the books that we or the Fiscal Agent or other agent maintain for this purpose, as the “holders” of those notes. These persons are the legal holders of the notes. We refer to those who, indirectly through others, own beneficial interests in notes that are not registered in their own names as indirect owners of those notes. As we discuss below, indirect owners are not legal holders, and investors in notes issued in book-entry form or in street name will be indirect owners.

Book-entry owners

We will issue each note in book-entry form only. This means the notes will be represented by one or more Global Notes registered in the name of a financial institution that holds them as Depositary on behalf of other financial institutions that participate in the Depositary’s book-entry system. These participating institutions, in turn, will hold beneficial interests in the notes on behalf of themselves or their customers.

Under the Fiscal Agency Agreement and the notes, only the person in whose name a note is registered is recognized as the holder of that note. Consequently, so long as the notes remain in global form, we will recognize only the Depositary as the holder of the notes and we will make all payments on the notes, including deliveries of any property other than cash, to the Depositary. The Depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The Depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the notes.

As a result, investors will not own notes directly. Instead, they will own beneficial interests in a Global Note, through a bank, broker or other financial institution that participates in the Depositary’s book-entry system or holds an interest through a participant. As long as the notes remain in global form, investors will be indirect owners, and not holders, of the notes.

Street name owners

In the future we may terminate a Global Note. In these cases, investors may choose to hold their notes in their own names or in street name. Notes held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those notes through an account he or she maintains at that institution.

For notes held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the notes are registered as the holders of those notes and we will make all payments on those notes, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so; they are not obligated to do so under the terms of the notes. Investors who hold notes in street name will be indirect owners, not holders, of those notes.

Legal holders

Our obligations, as well as the obligations of the Fiscal Agent and Paying Agent under the Fiscal Agency Agreement and the obligations, if any, of any third parties employed by us or any other agent, run only to the holders of the notes. We do not have obligations to investors who hold beneficial interests in Global Notes, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a note or has no choice because we are issuing the notes only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with Depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the Fiscal Agency Agreement or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the fiscal agency agreement—we would seek the approval only from the holders, and not the indirect owners, of the relevant notes. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus supplement, we mean those who invest in the notes whether they are the holders or only indirect owners of those notes. When we refer to “your notes” in this prospectus supplement, we mean the notes in which you will hold a direct or indirect interest.

Special considerations for indirect owners

If you hold notes through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell notes or to exchange or convert a note for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you notes registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests; and

•	how the Depositary’s rules and procedures will affect these matters.

What is a global note?

A Global Note may not be transferred to or registered in the name of anyone other than the Depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to obtain a Non-Global Note” and “—Special situations when a Global Note will be terminated”. As a result of these arrangements, the Depositary, or its nominee, will be the sole registered owner and holder of all notes represented by a Global Note, and investors will be permitted to own only indirect interests in a Global Note. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the Depositary or with another institution that does.

Special considerations for global notes

As an indirect owner, an investor’s rights relating to a Global Note will be governed by the account rules of the Depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg) as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of notes and instead deal only with the Depositary that holds the Global Note.

If the notes are issued only in the form of a Global Note, an investor should be aware of the following:

•

An investor cannot cause the notes to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the notes, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the notes and protection of his or her legal rights relating to the notes, as we describe above under “—Who is the legal owner of a registered note?”;

•	An investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a Global Note in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The Depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a Global Note, and those policies may change from time to time. We and the Fiscal Agent and Paying Agent will have no responsibility for any aspect of the Depositary’s policies, actions or records of ownership interests in a Global Note. We and the Fiscal Agent and Paying Agent also do not supervise the Depositary in any way;

•

The Depositary will require that those who purchase and sell interests in a Global Note within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the Depositary’s book-entry system and through which an investor holds its interest in the Global Notes, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the Depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that note through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s option to obtain a non-global note

If we issue any notes in book-entry form but we choose to give the beneficial owners of those notes the right to obtain non-Global Notes, any beneficial owner entitled to obtain non-Global Notes may do so by following the applicable procedures of the Depositary, the Paying Agent or any other transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the notes. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

Special situations when a global note will be terminated

In addition, in a few special situations described below, a Global Note will be terminated and interests in it will be exchanged for certificates in non-global form representing the notes it represented. After that exchange, the choice of whether to hold the notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the legal owner of a registered note?”.

The special situations for termination of a Global Note are as follows:

•	if the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary for that Global Note;

•	if we notify the Fiscal Agent or Paying Agent that we wish to terminate that Global Note; or

•	an Event of Default has occurred and is continuing with regard to these notes.

If a Global Note is terminated, only the Depositary, and not us or the Fiscal Agent or Paying Agent, is responsible for deciding the names of the institutions in whose names the notes represented by the Global Note will be registered and, therefore, who will be the holders of those notes.

DTC

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates.

DTC participants include certain securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include certain other organizations (“DTC participants”). Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (“indirect DTC participant”).

Transfers of ownership or other interests in notes in DTC may be made only through DTC participants. Indirect DTC participants are required to effect transfers through a DTC participant. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may not be the beneficial owners. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the notes to their customers.

So long as DTC, or its nominee, is a registered owner of the Global Notes, payments of principal and interest on the notes will be made in immediately available funds in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the DTC participants and not of DTC, the Fiscal Agent, the Paying Agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of us or the Fiscal Agent or Paying Agent. Disbursement of payments to DTC participants will be DTC’s responsibility, and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants, and because owners of beneficial interests in the notes holding through DTC will hold interests in the notes through DTC participants or indirect DTC participants, the ability of the owners of beneficial interests to pledge the notes to persons or entities that do not participate in DTC, or otherwise take actions with respect to the notes, may be limited.

Ownership of interests in the notes held by DTC will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, the DTC participants and the indirect DTC participants. The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the notes held by DTC is limited to that extent.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of DTC participants and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Institutions Regulatory Authority, Inc. Access to the depository system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC’s participants are on file with the Commission. More information about DTC can be found at its Internet Web site at http://www.dtcc.com. This website is not intended to be incorporated by reference into this prospectus supplement.

Considerations relating to Indexed Notes

We use the term “Indexed Notes” to mean notes whose value is linked to an underlying property or index. Indexed Notes may present a high level of risk, and those who invest in some Indexed Notes may lose their entire investment. In addition, the treatment of Indexed Notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular Indexed Note. Thus, if you propose to invest in Indexed Notes, you should independently evaluate the U.S. federal income tax consequences of purchasing an Indexed Note that applies in your particular circumstances prior to making an investment decision. You should also read “United States Federal Income Taxation” below and “United States Federal Taxation” in the accompanying prospectus for a discussion of U.S. federal income tax matters.

Investors in Indexed Notes could lose their investment

The amount of principal and/or interest payable on an Indexed Note and the cash value or physical settlement value of a physically settled note will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index”. The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an Indexed Note and the cash value or physical settlement value of a physically settled note. The terms of a particular Indexed Note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An Indexed Note generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an Indexed Note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The issuer of a security or the government that issues the currency that serves as an index could take actions that may adversely affect an Indexed Note

The issuer of a security that serves as an index or part of an index for an Indexed Note will have no involvement in the offer and sale of the Indexed Note and no obligations to the holder of the Indexed Note. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of an Indexed Note indexed to that security or to an index of which that security is a component.

If the index for an Indexed Note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the Indexed Note and no obligations to the holder of the Indexed Note. That government may take actions that could adversely affect the value of the note. See “Considerations Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency—Government policy can adversely affect currency exchange rates and an investment in a non-U.S. dollar note” below for more information about these kinds of government actions.

An Indexed Note may be linked to a volatile index, which could hurt your investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. As a result, the amount of principal or interest that can be expected to become payable on an Indexed Note may vary substantially from time to time. Because the amounts payable with respect to an Indexed Note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the Indexed Note may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an Indexed Note.

Changes in the value of the index property of indexed notes could result in a substantial loss to you

An investment in Indexed Notes may entail significant risks not associated with investments in a conventional debt security, and the terms of particular notes may result in a loss of some or all of the principal amount invested and/or in no interest or a lower return than on a conventional fixed or floating interest rate debt security issued by us at the same time. An investment in Indexed Notes may have significant risks associated with debt instruments that:

•	do not have a fixed principal amount,
•	are not denominated in U.S. dollars, and/or
•	do not have a fixed interest rate.

The risks of a particular Indexed Note will depend on the terms of the Indexed Note. The risks may include, but are not limited to, the possibility of significant changes in the prices or values of the index property.

Index property could include:

•	securities of one or more issuers, including our securities,

•	one or more currencies,

•	one or more commodities,

•

any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us, and/or

•	one or more indices or baskets of the items described above.

The existence, magnitude and longevity of the risks associated with a particular note generally depend on factors over which we have no control and that cannot readily be foreseen. These risks include:

•	economic events and market expectations,
•	political, legislative, accounting, tax and other regulatory events, and
•	financial events, such as the supply of, and demand for, the index property.

Currency exchange rates and prices for the index property can be highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any Indexed Note.

The terms of indexed notes may not require payment of interest or return of a portion or all of your principal in certain circumstances

Indexed Notes may have fixed or floating interest rates that accrue only if a particular index property falls within a particular range of values (a “range note”) or if it is higher or lower than a specified amount. You should consider the risk that the interest rate accrual provisions applicable to these notes may result in no interest or less interest being payable on the notes than on a conventional fixed rate debt security issued by us at the same time. For example, a range note may provide that if the relevant index for that range note is less than the range minimum or is more than the range maximum on one or more business days during the applicable period (which may be for the entire term of the note), no interest will accrue during the period.

In addition, the interest rate applicable to notes linked to an index such as the consumer price index may be linked to period-over-period changes in the level of the index for the relevant index measurement period. If the index does not increase (or decrease, as specified in the applicable Pricing Supplement) during the relevant measurement period, holders of the notes may not receive any interest payments for the applicable interest period.

The terms of certain Indexed Notes may not require the return or may require the return of less than 100% of the principal amount invested in these notes. For these notes, in the event that the particular index property performs in a manner that is adverse to holders of such notes under the terms of such notes, holders will be exposed to a potential loss of some or all of the principal amount invested.

The risk of loss as a result of linking principal or interest payments to the index property can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in Indexed Notes.

Values of the index property may be determined by one of our affiliates, and the method used to determine such values may change

In considering whether to purchase Index Notes, you should be aware that the calculation of amounts payable on Index Notes may involve reference to:

•	an index determined by an affiliate of ours, or

•	prices that are published solely by third parties or entities that are not regulated by the laws of the United States.

The publication of any index or other measure may be suspended or discontinued, or the index itself or the method by which any index or other measure is calculated may be changed in the future. Any such action could adversely affect the value of any notes linked to such index or measure.

Holders of the index notes generally have no rights to receive any index property

Unless otherwise specified in the Pricing Supplement for a particular series of Index Notes, investing in Index Notes will not entitle holders of the notes to receive any index property, which may include securities, currencies or commodities. The amount payable in respect of Index Notes may be paid in U.S. dollars or a foreign currency based on a value or values of the index property or properties, but holders of the Index Notes, unless otherwise specified, will have no rights to receive physical delivery of any index property, which may include securities, currencies or commodities.

An index to which a note is linked could be changed or become unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an Indexed Note that is linked to the index. The indices for our Indexed Notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of Indexed Notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular Indexed Note may allow us to delay determining the amount payable as principal or interest on an Indexed Note or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some Indexed Notes may be linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an Indexed Note of this kind. In addition, trading in these indices or their underlying securities, commodities or currencies or other instruments or measures, or options or futures contracts on these securities, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related Indexed Notes or the rates of returns on them.

We may engage in hedging activities that could adversely affect an Indexed Note

In order to hedge an exposure on a particular Indexed Note, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that note, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an Indexed Note. It is possible that we could achieve substantial returns from our hedging transactions while the value of the Indexed Note may decline.

Information about indices may not be indicative of future performance

If we issue an Indexed Note, we may include historical information about the relevant index in the relevant pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We may have conflicts of interest regarding an Indexed Note

We and our other affiliates may have conflicts of interest with respect to some Indexed Notes. We and our other affiliates may engage in trading, including trading for hedging purposes, for proprietary accounts or for other accounts under management, in Indexed Notes and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of Indexed Notes. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more Indexed Notes. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an Indexed Note.

We or one of our affiliates may serve as Calculation Agent for the Indexed Notes and may have certain discretion in calculating the amounts payable in respect of the notes. To the extent that we or one of our affiliates calculates or compiles a particular index, it may also have certain discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an Indexed Note based on the index or the rate of return on the note.

Considerations relating to notes denominated or

payable in or linked to a non-U.S. dollar currency

If you intend to invest in a non-U.S. dollar note—e.g., a note whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus supplement is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency related risks particular to their investment.

An investment in a non-U.S. dollar note involves currency related risks

An investment in a non-U.S. dollar note entails significant risks that are not associated with a similar investment in a note that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets. Changes in exchange rates may also affect the amount and character of any payment for purposes of U.S. federal income taxation. See “United States Federal Income Taxation” below and “United States Federal Taxation” in the accompanying prospectus.

Changes in currency exchange rates can be volatile and unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in, or whose value is otherwise linked to, a Specified Currency other than U.S. dollars. Depreciation of the Specified Currency against the U.S. dollar could result in a decrease in the U.S. dollar equivalent value of payments on the note, including the principal payable at maturity or settlement value payable upon exercise. That, in turn, could cause the market value of the note to fall. Depreciation of the Specified Currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in a non-U.S. dollar note

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar notes is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the Specified Currency for a non-U.S. dollar note or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the Specified Currency. These changes could affect the value of the note as participants in the global currency markets move to buy or sell the Specified Currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a Specified Currency that could affect exchange rates as well as the availability of a Specified Currency for a note at its maturity or on any other payment date. In addition, the ability of a Holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. dollar notes may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency

Notes payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility or transferability restrictions, market disruption or other conditions affecting its availability at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under “Description of the Notes and Guarantee—Payment mechanics for notes—How we will make payments due in other currencies—When the Specified Currency is not available”. A determination of this kind may be based on limited information and would involve certain discretion on the part of our exchange rate agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on notes payable in that currency.

We will not adjust non-U.S. dollar notes to compensate for changes in currency exchange rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar note in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar notes will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on a non-U.S. dollar note, an investor may bear currency exchange risk

Our notes will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a note denominated in a currency other than U.S. dollars would be required to render the judgment in the Specified Currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside New York, investors may not be able to obtain judgment in a Specified Currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about exchange rates may not be indicative of future performance

If we issue a non-U.S. dollar note, we may include in the applicable pricing supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular note.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

United States federal income tax considerations

The following summary supplements the discussion under “United States Federal Taxation” in the accompanying prospectus to which discussion reference is hereby made.

Floating Rate Notes that have a term of more than a year generally will be treated as variable rate notes subject to the rules described in the discussion entitled “United States Federal

Taxation—Original Issue Discount—Variable Rate Securities” in the accompanying prospectus if they satisfy the requirements to qualify as such. The applicable pricing supplement will specify the appropriate United States federal income tax treatment for any specific issuance of notes.

The United States federal income tax treatment of any Indexed Notes, Amortizing Notes and any notes subject to the contingent payment debt instrument rules will be described in the applicable pricing supplement.

Capital gain of a noncorporate United States holder (as defined in the accompanying prospectus under “United States Federal Taxation”) is generally taxed at preferential rates where the property is held for more than one year.

Medicare tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information with respect to foreign financial assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the notes.

Further disclosure

Special United States federal income tax considerations applicable to holders of notes who are United States holders, if different from the information set forth above or in the accompanying prospectus under “United States Federal Taxation”, will be set forth in the applicable pricing supplement.

Taxation by the Commonwealth of Australia

A summary of taxation consequences under Australian tax law, at the date of this prospectus supplement, in relation to the notes to be issued by TCorp is set under “Taxation by the Commonwealth of Australia” in the accompanying prospectus.

The Tax Laws Amendment (2009 Measures No. 5) Bill 2009 referred to in the “Recent Developments” section of that tax disclosure has been enacted into law since the date of the accompanying prospectus. Accordingly, the references to the Tax Laws Amendment (Taxation of Financial Arrangements) Act 2009 (Cth) referred to in the “Recent Developments” section of the accompanying prospectus as being “proposed” are not applicable. The legislative changes made to section 128F of the Income Tax Assessment Act (1936) by the enactment of that Bill do not affect the availability of the interest withholding tax exemption in section 128F in respect of interest payments on the notes to be issued by TCorp. In addition, Sections 128F(5A) and 128F(5B) of the Australian Tax Act (which are referred to in paragraphs (b) and (c) under “Taxation by the Commonwealth of Australia—Interest withholding tax” in the accompanying prospectus) were repealed as a result of the enactment of that Bill.

The rate of withholding referred to in the “Interest withholding tax” section of that tax disclosure in relation to “other withholding taxes on payments in respect of securities” and “other withholding taxes on payments in respect of Guarantee” is stated to be “(currently) 46.5%”. The rate of withholding for these purposes is 49% from July 1, 2014, reducing to 47% from July 1, 2017.

That tax disclosure is not exhaustive and, in particular, does not deal with the position of certain classes of holders of notes (including dealers in notes, custodians or other third parties who hold notes on behalf of other persons).

Prospective noteholders should also be aware that particular terms of issue of any series of notes may affect the Australian tax treatment of that and other notes. Prospective noteholders who are in any doubt as to their tax position should consult their professional advisers on the Australian tax implications of an investment in the notes for their particular circumstances.

Plan of distribution of notes

Under the terms of a distribution agreement, dated as of December 14, 2009 the notes are offered on a continuing basis by us through the dealers, each of which has agreed to use its best efforts to solicit purchases of the notes. We may pay each dealer a fee or commission in connection with these sales. If so, the applicable fee or commission will be disclosed in the applicable pricing supplement. The distribution agreement was filed with the SEC on December 14, 2009 as an exhibit to our amendment on Form 18-K/A to our annual report on Form 18-K for our year ended June 30, 2009.

We will have the sole right to accept offers to purchase notes and may reject any offer, in whole or in part. Each dealer shall have the right, in its discretion reasonably exercised, without notice to us, to reject any offer to purchase notes received by it, in whole or in part.

Under the distribution agreement, we may also sell notes to any dealer or group of dealers, acting as principals, for resale to one or more investors in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined by the dealer at the time of sale based on prevailing market prices or otherwise. The applicable pricing supplement will state the net price paid for each note by the dealer or dealers and the initial public offering price or the manner in which the public offering price will be determined. Unless otherwise agreed between us and the relevant dealer, the public offering price for each note will be 100% of the principal amount. Any fee or discount received by the dealer will also be disclosed in the applicable pricing supplement.

The dealers may resell notes purchased by them as principal to other dealers for resale and, unless otherwise specified in the applicable pricing supplement, the discounts allowed to those other dealers will not exceed the discount, if any, to be received by the selling dealers from us. After the initial public offering of notes to be resold at a fixed public offering price, the public offering price, concession and discount may be changed by the dealers.

The dealers may offer notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. In those cases, the dealers may purchase the notes from us for no commission. In connection with the sale of the notes, the dealers may be deemed to have received compensation from us in the form of underwriting discounts.

Unless otherwise indicated in the applicable pricing supplement, payment of the purchase price of notes, other than foreign currency notes, will be required to be made in funds immediately available in The City of New York. With respect to payment of the purchase price of foreign currency notes, see “Considerations Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” in this prospectus supplement.

The dealers may be deemed to be “underwriters” within the meaning of the Securities Act. We and the New South Wales have agreed to indemnify the dealers against, and contribute toward, certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the dealers for certain expenses.

The dealers or their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The dealers and their affiliates may, from time to time, engage in transactions with, and performs services for, us in the ordinary course of business.

Selling restrictions

Each Dealer has acknowledged that this prospectus supplement is not a “Product Disclosure Statement” (as defined in Chapter 7 of the Corporations Act 2001 of Australia (“Corporations Act”). No prospectus or other disclosure document (as defined in the Corporations Act) in relation to the notes has been or will be lodged with the Australian Securities and Investment Commission (“ASIC”) or the ASX Limited. Each of the dealers, severally and not jointly, has represented and warranted to, and agreed with, us, and each further dealer appointed from time to time, will be required to represent and agree that, in connection with its solicitation of offers to purchase notes or its initial distribution of any notes purchased by it as principal:

(i) it will not offer or sell notes, directly or indirectly, in the Commonwealth of Australia, its territories and possessions (“Australia”) and that:

(A) it has not offered for issue or sale, invited applications for the issue or purchase of, any notes in Australia (including an offer or invitation which is received by a person in

Australia); it will not offer for issue or sale, invite applications for the issue of, or to purchase, any notes in Australia (including an offer or invitation which is received by a person in Australia); and it has not distributed or published, and will not distribute or publish, any preliminary or final prospectus, advertisements or other offering material relating to the notes in Australia, unless:

(1) (I) the aggregate amount payable on acceptance of the offer by each offeree or invitee for the notes is a minimum amount (disregarding amounts, if any, lent by TCorp or other person offering the notes or an associate (as defined in Division 2 of Part 1.2 of the Corporations Act) of either of them) of A$500,000 (or its equivalent in an alternate currency); or (II) the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Parts 6D.2 or 7.9 of the Corporations Act;

(2) the offer or invitation is not made to a person who is a “retail client” within the meaning of Section 761G of the Corporations Act;

(3) such action complies with all applicable laws and regulations in Australia; and

(4) such action does not require any document to be lodged with the ASIC.

(ii) in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”) by TCorp;

(iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us or New South Wales;

(iv) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom;

(v) in relation to each Relevant Member State, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes which are the subject of the offering contemplated by the prospectus and this prospectus supplement as completed by the pricing supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

(A) if the pricing supplement in relation to the notes specifies that an offer of those notes may be made other than pursuant to Article 3(2) of the Prospectus Directive in that

Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by a pricing supplement contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or pricing supplement, as applicable and TCorp has consented in writing to its use for the purpose of that Non-exempt Offer;

(B) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(C) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by TCorp for any such offer; or

(D) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (B) to (D) above shall require TCorp, any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

(vi) in connection with the offering of notes on behalf of TCorp denominated in Japanese Yen or payable in Japanese Yen (“Yen Notes”) each Dealer confirms that if it purchases such Yen Notes, it will make such purchases for its own account, and it will not solicit offers to purchase Yen Notes, effect sales of Yen Notes or deliver Yen Notes directly or indirectly in Japan or to any person resident in Japan or to or for the benefit of any Japanese person (which term as used herein means any person resident in Japan, including any corporation or any other entity organized under the laws of Japan) or to others for reoffering, resale or delivery, directly or indirectly, in Japan or to or for the benefit of any Japanese person except in circumstances which will result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole. Each Dealer agrees to provide any necessary information on Yen Notes to TCorp (which shall not include the name of the clients) so that TCorp may make any required filings with any competent governmental authority in Japan; and

(vii) it acknowledges that if a dealer is not registered as a broker-dealer in the United States then it shall not offer or sell the notes in the United States except in compliance with Rule 15a-6 under the Exchange Act, which requires, among other things, that a U.S. registered broker-dealer assume responsibility for certain aspects of such transactions. A dealer may use the services of an affiliate that is registered as a broker-dealer in the United States in complying with Rule 15a-6.

Each dealer has agreed, and each further dealer appointed by us, if any, will be required to agree, to comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this prospectus supplement and the accompanying prospectus. Each dealer has or will agree to obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries. Neither we nor any other dealers have responsibility for that dealer’s compliance with its agreements.

Validity of notes and guarantee

The validity of the notes and the guarantee will be passed upon as to matters of the laws of the State of New South Wales and the Commonwealth of Australia by Gilbert + Tobin, Sydney, Australia and as to matters of the laws of the State of New York by Sullivan & Cromwell, Sydney, Australia. The dealers are being represented by Skadden, Arps, Slate, Meagher & Flom, Sydney, Australia as to matters of the laws State of New York. The opinions of Gilbert + Tobin, Sullivan & Cromwell and Skadden, Arps, Slate, Meagher & Flom will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by us, New South Wales and the Fiscal Agent and the Paying Agent in connection with the issuance and sale of any particular note, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of the opinions.

PROSPECTUS

New South Wales Treasury Corporation

Debt Securities

Guaranteed by

The Crown in Right of New South Wales

We may from time to time offer our unsecured debt securities consisting of notes, bonds, debentures, inscribed stock or other evidences of indebtedness in the United States with an aggregate principal amount of up to US$1,000,000,000. The securities will be offered as separate issues in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a prospectus supplement or prospectus supplements.

The terms of the securities, including, where applicable, the specific designation, aggregate principal amount, currency of denomination and payment (which may include composite currencies such as the Euro), denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, terms for redemption or exchange at our option or the holder, procedures relating to the transfer of ownership of the securities, terms for sinking fund payment or analogous provisions, the initial public offering price, the names of and the amounts to be purchased by any underwriters or agents, the compensation of any underwriters or agents, the other specific terms in connection with the offering and sale of each issue of the securities in respect of which this prospectus is being delivered and information relating to developments subsequent to the date of this prospectus, will be set forth in a prospectus supplement or prospectus supplements relating to the issue of securities.

The securities may be sold directly by the Issuer in the United States at an aggregate initial offering price of not more than US$1,000,000,000 or, if applicable, the equivalent thereof in any other currency, currencies or currency units, through agents designated from time to time or to or through underwriters or dealers. Please see “Plan of Distribution” for a discussion regarding our distribution arrangements. If any of our agents or any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, we will provide the names of the agents or underwriters and any applicable commissions or discounts in a prospectus supplement. The net proceeds we receive from the sale also will be set forth in a prospectus supplement.

The securities may be issued only in registered form. In addition, all or a portion of the securities of a series may be issuable in global form.

The distribution of this prospectus and the prospectus supplement and the offer and delivery of the securities is not permitted in, or to any residents of, the Commonwealth of Australia, other than in accordance with the applicable selling restrictions set out in a relevant prospectus supplement and/or pricing supplement.

For a discussion of certain United States federal income tax consequences to holders of the securities, see “United States Federal Taxation”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 15, 2009.

The delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time after its date and the information contained in this prospectus is qualified in its entirety by the supplementary information contained in the applicable prospectus supplement relating to a particular issue of securities.

Where you can find more information

We file annual reports and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any documents we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

The SEC allows us to “incorporate by reference” the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the annual report on Form 18-K for the New South Wales Treasury Corporation (the “Issuer”) and The Crown in Right of New South Wales (the “Guarantor”) for the fiscal year ended June 30, 2009 and any future reports and amendments filed with the SEC under Sections 13(c) and 15(d) of the United States Securities Exchange Act of 1934. Our Form 18-K and amendments on Form 18-K/A contain or will contain, among other information, the Issuer’s most recently published annual report and financial statements and the Total State Sector accounts of the Guarantor, from time to time.

New South Wales Treasury Corporation

New South Wales Treasury Corporation was established in June 1983 under the provisions of the Treasury Corporation Act 1983 of New South Wales (the “TCA”). The TCA states the objects and purposes of the Issuer. The Issuer is the central financing agency for the State of New South Wales in the Commonwealth of Australia, and for all public authorities within the provisions of the Public Authorities (Financial Arrangements) Act 1987 of New South Wales (the “PAFA Act”). These are predominantly semi-governmental authorities involved in productive activities, including electricity generation, water supply, rail and road transport and highway construction. Local government authorities may borrow through the Issuer if they so desire.

The Issuer is empowered to enter into all forms of financial accommodation, and funds borrowed by the Issuer are lent to the relevant public authorities of the State of New South Wales. Funds raised by the Issuer are invested by it pending advances to such borrowers. The Issuer also provides liability and asset management services for authorities and the Guarantor.

The principal office of the Issuer is at Level 22, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia and its telephone number is (612) 9325-9325.

New South Wales

The Guarantor is The Crown in Right of New South Wales. The State of New South Wales (the “State”, “New South Wales” or “NSW”) is Australia’s largest state by population, with approximately 7.0 million people, or 33%, of Australia’s total population as at December 31, 2008. New South Wales and five other British colonies became federated states under the name of the Commonwealth of Australia on January 1, 1901. The Commonwealth of Australia was formed under the Commonwealth of Australia Constitution Act (an Act of the British Parliament).

Use of proceeds

The Issuer will use the net proceeds from the sale of the securities to finance the activities of the State of New South Wales and its statutory bodies.

Debt record

Neither the Issuer, nor any predecessor of the Issuer, nor the Guarantor has ever defaulted on the payment of principal of, or premium, if any, or interest on any security issued by it.

Description of the securities

The following is a brief summary of the terms and conditions of the securities and the fiscal agency agreement or agreements pursuant to which our securities will be issued. Copies of the forms of securities and the form of fiscal agency agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part.

Below is a summary of the material provisions of the terms and conditions of the securities. For more complete information, you should read the exhibits to the registration statement. Information provided in this summary may be varied if we state so in a prospectus supplement.

General

The securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the securities offered thereby:

•	the designation and aggregate principal amount and any limitation on the principal amount and authorized denominations;

•	the currency or currencies or composite currency unit of denomination and payment;

•	the percentage of their principal amount at which the securities will be issued;

•	the maturity date or dates;

•	the interest rate or rates, if any, which may be fixed or variable, and the manner in which the rate or rates will be determined;

•	the interest payment dates, if any, and the dates from which interest accrues;

•	any optional or mandatory redemption or exchange terms or repurchase or sinking fund provisions;

•

any securities exchange or exchanges to which an application for listing of the securities has been or may be made and the extent to or the manner in which any interest payable on the global security representing the securities will be paid;

•	paying agents, at whose offices payments of principal and any premium or interest will be made;

•	procedures relating to the transfer of ownership of the securities;

•	if the amounts of the payment of principal of and any premium or interest on the securities may be determined by reference to an index, the manner in which the amounts may be determined; and

•	any other specific provisions.

We will appoint a fiscal agent or agents in connection with the securities whose duties will be governed by the relevant fiscal agency agreement. We may replace the fiscal agent and may appoint different fiscal agents for different series of securities. We may maintain deposit accounts and conduct other banking and financial transactions with the fiscal agent. A register for the registration and transfer of securities will be kept by the paying agent in London and/or such other places as may be designated in the applicable prospectus supplement. The fiscal agent is our agent, is not a trustee for you and does not have the same responsibilities or duties to act for you as would a trustee.

Securities may be issued as discounted securities, which means that they bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount or may have payments denominated in or determined by reference to a currency other than United States dollars. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Payments

Principal of, and any premium or interest on, the securities will be payable at the place or places and in the currency or currencies or composite currency, such as the Euro, as we designate and set forth in the applicable prospectus supplement. Subject to the procedure relating to global securities described below, and unless otherwise provided in the applicable prospectus supplement, the principal of the securities in registered form will be payable at the corporate trust office of the paying agent or by transfer to a dollar account maintained by the payee with a bank.

Subject to the procedure relating to global securities described below, interest, if any, on registered securities will be paid, unless otherwise provided in the applicable prospectus supplement, by check mailed to the persons in whose names securities are registered at the close of business on the record dates designated in the applicable prospectus supplement at each person’s address appearing on the register of securities or by transfer to a dollar account maintained by the payee with a bank.

Transfer and exchange

Unless otherwise provided in the applicable prospectus supplement, the securities may be presented for transfer or exchange at the corporate trust office of the paying agent in London and/or such other places as may be designated in the applicable prospectus supplement, subject to the limitations set forth in the fiscal agency agreement. Upon surrender for exchange or transfer of any security, the paying agent shall authenticate and deliver in exchange for the security, a security or securities of the appropriate form and denomination and of an equal principal amount. No service charge will be imposed or any stamp or other tax or other governmental charge will be required to be paid by the holder of a security in connection with exchanges of securities, except when such exchange is sought in connection with securities that have been mutilated, defaced, destroyed, stolen or lost.

We, the fiscal agent, the paying agent and any of our other agents may treat the person in whose name any security is registered as the owner of the security for all purposes.

Status and governing law of the securities

The securities will be direct, unconditional, unsubordinated and irrevocable obligations of the Issuer and will have the benefit of the statutory charge on the income and revenue of the Issuer provided by Section 22C(1) of the PAFA Act. Furthermore, by Section 22G(1) of the PAFA Act, money payable by the Issuer under the securities ranks and will continue to rank equally without preference by reason of priority of date or otherwise with all obligations to repay financial accommodation, financial adjustments and joint financing arrangements (as each of those terms are defined by the PAFA Act), which repayment is secured by the income and the revenue of the Issuer.

Each fiscal agency agreement and the securities will be governed by, and interpreted in accordance with, the laws of the State of New York, except that all matters relating to the authorization and execution of such fiscal agency agreement and such securities by the Issuer will be governed by, and construed in accordance with the laws of the State of New South Wales, the Commonwealth of Australia.

Payment of additional amounts

Unless otherwise provided in an applicable prospectus supplement, all payments of, or in respect of, principal of, and interest on, the securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision thereof or any taxing authority of or within Australia, unless such taxes, duties, assessments or governmental charges are required to be withheld or deducted by law. In that event, the Issuer will pay those amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the holder of such security of the amounts which would have been payable in respect of such security had no such withholding or deduction been required. These amounts are referred to as “additional amounts”. The Issuer will not, however, and will not be required to, pay any additional amounts for or on account of:

(a) any tax, duty, assessment or other governmental charge which would not have been imposed, deducted or withheld but for the fact that such holder or the beneficial owner of the security:

(i) is or was a resident, domiciliary or national of, or engaged in trade or business or maintained a permanent establishment or is or was physically present in Australia or any of its territories or any political subdivision thereof or any taxing authority thereof or therein or otherwise had some present or former connection with Australia or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, other than merely the ownership of, or receipt of payment under, the security;

(ii) presented (if presentation shall be required) the security for payment in Australia or any of its territories or any political subdivision thereof, unless, under applicable law, the security could not have been presented for payment elsewhere; or

(iii) presented (if presentation shall be required) the security more than thirty (30) days after the date on which the payment in respect of the security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented the security for payment on any day within such period of thirty (30) days;

(b) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;

(c) any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from payments made under or with respect to the securities;

(d) any tax, duty, assessment or other governmental charge that is imposed, deducted or withheld by reason of the holder or the beneficial owner of a security being an “associate” of the Issuer for the purposes of Section 128F(6) of the Income Tax Assessment Act 1936 of Australia;

(e) any tax, duty, assessment or other governmental charge that is imposed, deducted or withheld by reason of the failure of the holder or the beneficial owner of a security (i) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner (including, without limitation, the supplying of an Australian Business Number, any appropriate tax file number or other appropriate exemption details), if and to the extent that furnishing such information to the Issuer would have reduced or eliminated any taxes, duties, assessments or other governmental charges as to which additional amounts would have otherwise been payable to such holder or beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, rule, regulation or administrative practice of Australia (or any territories or political subdivisions or any taxing authority thereof or therein) as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge;

(f) any taxes, duties, assessments or other governmental charges that are payable by any method other than withholding or deduction by the Issuer or any paying agent from payments in respect of the securities;

(g) any taxes, duties, assessments or other governmental charges that are required to be withheld by any paying agent from any payment in respect of any security if such payment can be made without such withholding by at least one other paying agent;

(h) any withholding, deduction, tax, duty, assessment or other governmental charge that is imposed, deducted or withheld on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(i) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld on a payment with respect to any security presented for payment by or on behalf of holder who would be able to avoid such withholding or deduction by presenting such security to another paying agent in a Member State of the European Union; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i);

nor shall additional amounts be paid with respect to any payment in respect of the security to any holder who is a fiduciary, partnership, limited liability company, fiscally transparent entity or other than the sole beneficial owner of the security to the extent that a beneficiary or settlor with respect to such fiduciary or a beneficial owner or member of such partnership, limited liability company or fiscally transparent entity or a beneficial owner would not have been entitled to such additional amounts had it been the holder or beneficial owner or sole beneficial owner of the security. Whenever there is mentioned, in any context, the payment of any payments pursuant to the relevant security, such mention shall be deemed to include mention of the payment of additional amounts provided for in the applicable fiscal agency agreement and the relevant securities to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such fiscal agency agreement and such securities.

Optional redemption of the securities upon a change in tax law

Unless otherwise provided in an applicable prospectus supplement, if, (i) as a result of any change in or any amendment to the laws, regulations or published tax rulings of Australia, or of any territory or political subdivision or taxing authority thereof or therein affecting taxation, or (ii) any change in the official administration, application or interpretation by any court or tribunal, government or government authority of such laws, regulations or published tax rulings either generally or in relation to the securities or the guarantee thereof, which change or amendment becomes effective on or after the original issue date of the applicable securities or which change in official administration, application or interpretation shall not have been available to the public prior to such issue date, the Issuer would be required to pay any additional amounts under the applicable securities and the obligation to pay additional amounts cannot be avoided by the use of commercially reasonable measures available to the Issuer, the Issuer may at its option, redeem all (but not less than all) of the applicable securities, upon not less than 30 nor more than 60 days’ written notice as provided in the relevant fiscal agency agreement or the applicable securities at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest due thereon up to, but not including, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such additional amounts were a payment in respect of the applicable securities then due, and (b) at the time any such redemption notice is given, such obligation to pay such additional amounts must remain in effect. Before the Issuer may redeem the applicable securities, the Issuer must deliver to the fiscal agent a legal opinion of counsel with expertise in such matters confirming that the conditions that must be satisfied for redemption have occurred. Any securities that are redeemed will be cancelled.

Events of default and remedies

Unless otherwise provided in an applicable prospectus supplement, an event of default in respect of the securities means any of the following:

(a) default by the Issuer in any payment of principal of (and premium, if any, on) the securities when due; or

(b) default by the Issuer in any payment of interest on the securities when due and such default shall not have been remedied by the Issuer within thirty (30) days; or

(c) the Issuer shall fail to duly perform or observe any other term, covenant or agreement contained in the securities, and such failure continues for a period of thirty (30) days after the date on which written notice of such failure requiring the Issuer to remedy the same shall first have been given to the fiscal agent by the holder of any securities at the time outstanding; provided, however that if the default is not capable of remedy, no notice is required; or

(d) any indebtedness for borrowed moneys of the Issuer in an amount exceeding ten million Australian dollars (A$10,000,000.00) or its equivalent shall become due and payable prior to its stated maturity or shall not be paid at the maturity thereof after the expiration of any period of grace which may be given in relation thereto; or

(e) if the Issuer ceases to be a corporate or other entity validly constituted and existing under the TCA or any reenactment thereof or if any other legislation, action or proceeding is validly enacted, taken or instituted by any person or the Government of the Commonwealth of Australia or the State of New South Wales or any governmental or other authority which results in the Issuer ceasing to carry on its business or any substantial part thereof or its establishment or any substantial part thereof being suspended, revoked or repealed, unless either:

(i) (A) the Guarantor executes such documents, assumes at the time of cessation all of the obligations of the Issuer under the securities and obtains all regulatory and governmental approvals and consents necessary to assume such obligations, and does all such other acts and things as shall be necessary for it to assume the obligations of the Issuer under the securities as if it was named therein as the Issuer; and

(B) the interests of the holders of the securities are not in any way prejudiced by such substitution; or

(ii) (A) the legislation, action or proceeding also results in or some other legislation results in, a statutory body of The Crown in Right of New South Wales or any other body corporate (provided that such statutory body or body corporate enjoys no less financial support from The Crown in Right of New South Wales than that enjoyed by the Issuer) succeeding to all powers and any assets and revenues necessary for such statutory body or body corporate to perform the obligations of the Issuer under the securities;

(B) such statutory body or body corporate executes such documents, obtains all regulatory and other governmental approvals and consents necessary to assume such obligations, and does all such other acts and things as shall be necessary for it to assume the obligations of the Issuer under the securities as if such statutory body or body corporate was named therein as the Issuer;

(C) the interests of the holders of the securities are not in any way prejudiced by such substitution; and

(D) the Guarantee of the securities remains in full force and effect and the holders of the securities remain entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act or another guarantee by The Crown in Right of New South Wales on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by The Crown in Right of New South Wales on the original issue date of the securities; or

(f) for any reason the Guarantee by The Crown in Right of New South Wales pursuant to Section 22A(1) of the PAFA Act of the due repayment of the principal (and premium, if any) of the securities and the due payment of interest in respect of the securities and other charges relating to the borrowing by the Issuer evidenced by the securities ceases to be a valid and binding obligation of The Crown in Right of New South Wales or the holders of the securities cease to be entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act, or it for any reason becomes unlawful for The Crown in Right of New South Wales to perform its obligations under such Guarantee and either (i) the Guarantor does not at the time of cessation assume all of the obligations of the Issuer under the securities or (ii) the Guarantee is not at the time of cessation replaced by another guarantee by the Guarantor on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by The Crown in Right of New South Wales on the original issue date of the securities.

If such an event of default occurs and is continuing, then and in every such case the holders of not less than 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of all the securities of that series to be due and payable immediately, by a notice in writing to the Issuer and the applicable fiscal agent. Upon such a declaration, such principal amount and any accrued interest shall become immediately due and payable.

The situation described in the preceding paragraph is called a declaration of acceleration of the maturity of the securities. At any time after a declaration of acceleration with respect to the securities has been made and before a judgment or decree for payment of money has been obtained by the holders of the securities, the holders of a majority in aggregate principal amount of the securities at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of the accelerated principal, have been cured or waived as provided in the applicable fiscal agency agreement and the securities.

The foregoing provision shall be without prejudice to the rights of each individual holder of securities to initiate an action against the Issuer for payment of any principal, additional amounts and/or interest past due on any securities or against the Guarantor for payment under a Guarantee.

Meetings, amendments and waivers

The Issuer may call a meeting of the holders of the securities of a series at any time regarding the applicable fiscal agency agreement or the securities of that series. The Issuer will determine the time and place of the meeting. The Issuer will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, the fiscal agent will call a meeting of the holders of the securities of a series if the holders of at least 10% of the aggregate principal amount of the outstanding securities of that series have delivered a written request to the fiscal agent setting forth the action they propose to take. The fiscal agent will notify the holders of the time, place and purpose of any meeting called by the holders not less than 30 and not more than 60 days before the meeting.

Only holders of securities of the applicable series and their proxies are entitled to vote at a meeting of holders. Holders or proxies representing a majority of the aggregate principal amount of the outstanding securities of that series will normally constitute a quorum. However, if a meeting is adjourned for a lack of a quorum, then holders or proxies representing 25% of the aggregate principal amount of the outstanding securities of that series will constitute a quorum when the meeting is rescheduled. For purposes of a meeting of holders that proposes to discuss “reserved matters”, which are specified below, holders or proxies representing 75% of the aggregate principal amount of the outstanding securities of that series will constitute a quorum. The fiscal agent will set the procedures governing the conduct of the meeting.

The Issuer, the fiscal agent and the holders may generally modify or take actions with respect to the applicable fiscal agency agreement or the terms of the relevant securities:

(a) with the affirmative vote of the holders of not less than 66 2/3% of the aggregate principal amount of the outstanding securities of the relevant series that are represented at a meeting; or

(b) with the written consent of the holders of not less than a 66 2/3% of the aggregate principal amount of the outstanding securities of the relevant series.

However, the holders of not less than 75% of the aggregate principal amount of the outstanding securities of that series, voting at a meeting or by written consent, must consent to any amendment, modification, change or waiver with respect to the securities of that series that would:

•	change the due dates for the payment of principal of (or premium, if any) or interest on the securities of that series;

•	reduce any amounts payable on the securities of that series;

•	reduce the amount of principal payable upon acceleration of the maturity of the securities of that series;

•	change the payment currency or places of payment for the securities of that series;

•	permit early redemption of the securities of that series or, if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price;

•

reduce the percentage of holders of the securities of that series whose vote or consent is needed to amend, supplement or modify the relevant fiscal agency agreement (as it relates to the securities of that series) or the terms and conditions of the securities of that series or to take any other action with respect to the securities of that series or change the definition of “outstanding” with respect to the securities of that series;

•	change the Issuer’s obligation to pay any additional amounts;

•	change the governing law provision of the securities of that series;

•

change the courts to the jurisdiction of which the Issuer or the Guarantor has submitted, the Issuer’s or Guarantor’s obligation to appoint and maintain an agent for service of process in New York City or the Issuer’s or Guarantor’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the securities of that series;

•	in connection with an exchange offer for the securities of that series, amend any event of default under the securities of that series; or

•	change the status of the securities of that series.

We refer to the above subjects as “reserved matters.” A change to a reserved matter, including the payment terms of the securities of that series, can be made without the consent of individual holders of the securities of that series, as long as a supermajority of the holders (that is, the holders of at least 75% of the aggregate principal amount of the outstanding securities of that series) agree to the change.

If any fee is paid to holders of the securities of that series in exchange for their consent to any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action to the relevant fiscal agency agreement or the terms of the securities of that series, such fee must be offered to all holders who consent within the period of time specified in such offer.

The Issuer and the relevant fiscal agent may, without the vote or consent of any holder of the securities of that series, amend the applicable fiscal agency agreement or the securities of that series for the purpose of:

•	adding to the Issuer’s covenants for the benefit of the holders;

•	surrendering any of the Issuer’s rights or powers;

•	providing collateral for the securities of that series;

•	curing any ambiguity or correcting or supplementing any defective provision; or

•	making any other change that (a) is not inconsistent with the securities of that series and (b) does not adversely affect the interest of any holder of the securities of that series in any respect.

For purposes of determining whether the required percentage of holders of the securities of that series has approved any amendment, modification or change to, or waiver of, the securities of that series or the relevant fiscal agency agreement, or whether the required percentage of holders has delivered a notice of acceleration of the securities of that series, securities owned, directly or indirectly, by the Issuer will be disregarded and deemed not to be outstanding, except that in determining whether the fiscal agent shall be protected in relying upon any amendment, modification, change or waiver, or any notice from holders, only securities that the fiscal agent knows to be so owned shall be so disregarded.

Prescription

To the extent permitted by applicable law, the securities will become void unless presented for payment within a period of ten (10) years following (i) the maturity date or (ii) if payment in full has not been received by the fiscal agent or a paying agent on or prior to the maturity date, the date on which notice is given to holders of the securities of the applicable series that payment in full has been received.

Substitution

The Issuer may, without the consent of the holders of the securities, be replaced as principal debtor under the securities of a series by a successor statutory body or body corporate constituted by public Act of the State of New South Wales (provided that such statutory body or body corporate enjoys no less financial support from the Guarantor than that enjoyed by the Issuer), which by the provisions of the Act by which it is constituted assumes all of the obligations of the Issuer under the applicable securities, or by The Crown in Right of New South Wales, by execution of a deed by which it assumes all of such obligations, so long as (i) such statutory body or body corporate, or The Crown in Right of New South Wales, if applicable, executes such documents, obtains all regulatory and other governmental approvals and consents necessary to assume such obligations and does all such other acts and things as shall be necessary for it to assume the obligations of the Issuer under the applicable securities as if such statutory body or body corporate, or The Crown in Right of New South Wales, if applicable, was named therein as the Issuer, (ii) the interests of the holders of the applicable securities are not in any way prejudiced by such substitution and (iii) if the Issuer is being replaced as principal debtor under the securities by a successor statutory body or body corporate, the Guarantee of the applicable securities remains in full force and effect and the holders of the applicable securities remain entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act or another guarantee by The Crown in Right of New South Wales on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by The Crown in Right of New South Wales on the original issue date of the applicable securities.

Repurchase

The Issuer may at any time purchase and resell securities in the open market or otherwise and at any price. The Issuer may, at its option, hold, resell or surrender to the registrar for cancellation any securities purchased by the Issuer.

Replacement of the securities

Should any global security or definitive security be mutilated, lost, stolen or destroyed, it may be replaced on such terms as to evidence and indemnity as the Issuer may require. Mutilated securities must be surrendered before replacement therefor will be issued. Application for replacement may be made only by the registered holder of the security and shall be made at the specified office of the fiscal agent, the registrar or a paying agent.

Global securities

The securities may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of, a depositary identified in the prospectus supplement relating to the securities. Unless and until it is exchangeable in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement, if any, with respect to a series of securities will be described in the prospectus supplement relating to that series. Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to all depositary arrangements relating to the securities.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for that global security or its nominee, also known as participants,

or persons that may hold interests through participants. These accounts shall be designated by the underwriters or agents with respect to the securities underwritten or solicited by them. We will obtain confirmation from the depositary that upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the securities represented by the global security. The depositary will have no knowledge of the actual holder of beneficial interests in any global security and its records reflect only the identity of the participants to whose accounts book-entry notes are credited. The participants remain responsible for keeping account of their holdings on behalf of their customers. Ownership of beneficial interests in that global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary (with respect to interests of participants) and on the records of participants with respect to interests of persons held through participants.

The laws of some states of the United States may require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and the laws may impair the ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the fiscal agency agreement and the terms of the global security. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the securities represented by that global security registered in their names and will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders under the fiscal agency agreement and the terms of the global security and the guarantee. Accordingly, each person owning a beneficial interest in that global security must rely on the procedures of the depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the fiscal agency agreement or the terms of the global security or the guarantee. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in that global security desires to give or take any action which a holder is entitled to give or take under the fiscal agency agreement or the terms of the global security, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of principal of, and premium and interest, if any, on, securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the securities. None of us, the fiscal agent and the paying agent or any of our other agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We will obtain confirmation from the depositary that upon receipt of any payment of principal of, or premium or interest on, a global security denominated in United States dollars, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amounts of the global security as shown on the records of the depositary. Payments by participants to owners of beneficial interests in that global security held through the participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name”.

In the case of a global security denominated in, or interest with respect to which is payable in, a foreign currency, the payment procedures will be described in the applicable prospectus supplement. Payments in United States dollars will be made in accordance with the preceding paragraph.

If the depositary for any securities represented by a global security notifies the Issuer that it is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Act and a successor depositary is not appointed by the Issuer within ninety days after receiving that notice or becoming aware that the depositary is no longer so registered, we will issue the securities in definitive form upon registration of transfer of, or in exchange for, the global security. We may also at any time and in our sole discretion determine not to have the securities represented by one or more global securities and, in that event, will issue securities in definitive form in exchange for all of the global securities representing the securities. In addition, securities represented by one or more global securities which are by their terms exchangeable for another class of securities shall be transferable to the extent necessary to permit the exchange. If applicable, the procedures for effecting any exchange will be described in the applicable prospectus supplement.

Description of the guarantee

The due payment of principal of, and any interest or premium on, the securities is guaranteed by the Guarantor (referred to herein collectively as the “Guarantee”), pursuant to Section 22A(1) of the PAFA Act. Under Section 22A(1) of the PAFA Act, the Crown in Right of New South Wales guarantees the due repayment of financial accommodation obtained by an authority of the NSW Government after June 10, 1987. As used in the PAFA Act, the term “financial accommodation” refers to, among other things and without limitation, the borrowing or raising of money by means of the issue of debentures, bonds or other securities. The term “authority” includes, among others, bodies listed in Schedule 2 of the Public Finance and Audit Act of 1983 of New South Wales, of which the Issuer is one.

The Guarantee is unconditional and may only be revoked by an Act of Parliament of the State of New South Wales. The Guarantee does not include any requirement to make payments in gross or pay additional amounts should any deduction or withholding be required in respect of payments made by the Guarantor under the Guarantee.

Pursuant to Section 22G(2) of the PAFA Act, all obligations of the Guarantor under the Guarantee rank equally without preference with all other outstanding obligations of the Guarantor and are to be discharged out of the fund formed under Part 5 of the Constitution Act 1902 of New South Wales constituting all public moneys collected, received or held by any person for or on behalf of the State of New South Wales (the “Consolidated Fund”) without any appropriation other than Section 22I of such Act, the effect of which is that no further legislation is required to appropriate money for such purpose.

The Guarantee will be governed by, and interpreted in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia.

United States federal taxation

This section describes the principal United States federal income tax consequences of owning the securities we are offering. It applies to you only if you acquire registered securities in this offering and you own your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns securities as part of a straddle or conversion transaction for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This section is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the code and the laws of any other taxing jurisdiction.

This section describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Payments of interest

Except as described below in the case of interest on a discount security that is not qualified stated interest (each as defined below under “United States Federal Taxation—Original Issue

Discount—General”), you will be taxed on any interest on your security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a “foreign currency”) as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes. Interest paid by the Issuer on the securities, original issue discount, if any, accrued with respect to the securities (as described below under Original Issue Discount) and any additional amounts paid with respect to withholding tax on the notes, including withholding tax on payments of such additional amounts (additional amounts) constitutes income from sources outside the United States, subject to the rules regarding the foreign tax credit allowable to a United States holder. Interest, original issue discount and additional amounts paid or accrued will, depending on the holder’s circumstances, be “passive” or “general” income for purposes of computing the foreign tax credit allowable to a United States holder.

Cash Basis Taxpayers.    If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers.    If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your security denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original issue discount

General.    If you own a security, other than a security with a term of one year or less (a short-term security), it will be treated as issued at an original issue discount (a discount security) if the amount by which the security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a security’s issue price will be the first price at which a substantial amount of securities included in the issue of which the security is a part are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A security’s stated redemption price at maturity is the total of all payments provided by the security that are not payments of qualified stated interest. Generally, an interest payment on a security is qualified stated interest if it is one of a series of stated interest payments on a security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the security. There are special rules for variable rate securities that we discuss below under “United States Federal Taxation—Original Issue Discount—Variable Rate Securities”.

In general, your security is not a discount security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity (the de minimis amount). Your security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the security, unless you make the election described below under “Election to Treat All Interest as Original Issue Discount”. You can determine the amount to be included with respect to each such payment by multiplying the total amount of your security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:
•	the stated principal amount of the security.

Inclusion of Original Issue Discount in Income.    Generally, if your discount security matures more than one year from its date of issue, you must include the original issue discount (“OID”) in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your discount security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount security for each day during the taxable year or portion of the taxable year that you own your discount security (accrued OID). You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount security and you may vary the length of each accrual period over the term of your discount security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount security’s adjusted issue price at the beginning of the accrual period by your security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your security allocable to the accrual period.

You must determine the discount security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your security (other than any payment of qualified stated interest), and

•	your security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.    If you purchase your security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your security after the purchase date but is greater than the amount of your security’s adjusted issue price (as determined above under “United States Federal Taxation—Original Issue Discount—General”), the excess is acquisition premium. If you do not make the election described below under “Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the security immediately after purchase over the adjusted issue price of your security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on your security after the purchase date over your security’s adjusted issue price.

Pre-Issuance Accrued Interest.    An election can be made to decrease the issue price of your security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your security is to be made within one year of your security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your security.

Securities Subject to Contingencies Including Optional Redemption.    Your security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

Notwithstanding the general rules for determining yield and maturity, if your security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your security, and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your security for the purposes of those calculations by using any date on which your security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your security by treating your security as having been retired and reissued on the date of the change in circumstances for an amount equal to your security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your security using the constant-yield method described above under the heading “United States Federal Taxation—Original Issue Discount—Inclusion of Original Issue Discount in Income”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “Securities Purchased at a Premium”) or acquisition premium.

If you make this election for your security, then, when you apply the constant-yield method:

•	the issue price of your security will equal your cost,
•	the issue date of your security will be the date you acquired it, and
•	no payments on your security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the security for which you make it unless the security has amortizable bond premium or market discount. If the security has amortizable bond premium, you will be deemed to have elected to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you own as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount security, you will be treated as having made the election discussed below under “United States Federal Taxation—Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a security or the deemed elections with respect to amortizable bond premium or market discount securities without the consent of the Internal Revenue Service.

Variable Rate Securities.    Your security will be a “variable rate security” if:

•	your security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

•	15 percent of the total noncontingent principal payments; and

•	your security provides for stated interest (compounded or paid at least annually) only at:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your security is denominated or

•	the rate is equal to such a rate multiplied by either:

•	a fixed multiple that is greater than 0.65 but not more than 1.35 or

•	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate and

•

the value of the rate on any date during the term of your security is set no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

•

If your security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the security, the qualified floating rates together constitute a single qualified floating rate.

•

Your security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the security or are not reasonably expected to significantly affect the yield on the security.

•	Your security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•

the value of the rate on any date during the term of your security is set no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

Your security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your security will also have a single qualified floating rate or an objective rate if interest on your security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on your security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for your security.

If your variable rate security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate,

other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate security,

•	constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above),

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your security.

If your variable rate security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate security will be treated, for purposes of the first three steps of the determination, as if your security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Securities.    In general, if you are an individual or other cash basis United States holder of a short-term security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term security will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term securities, you will be required to defer deductions for interest on borrowings allocable to your short-term securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term security, including stated interest, in your short-term security’s stated redemption price at maturity.

Foreign Currency Discount Securities.    If your discount security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “United States Federal Taxation—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your security.

Market discount

You will be treated as if you purchased your security, other than a short-term security, at a market discount and your security will be a market discount security if:

•	you purchase your security for less than its issue price (as determined above under “United States Federal Taxation—Original Issue Discount—General”) and

•

your security’s stated redemption price at maturity or, in the case of a discount security, the security’s revised issue price, exceeds the price you paid for your security by at least 1/4 of 1 percent of your security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the security’s maturity.

To determine the revised issue price of your security for these purposes, you generally add any OID that has accrued on your security to its issue price.

If your security’s stated redemption price at maturity or, in the case of a discount security, its revised issue price, does not exceed the price you paid for the security by 1/4 of 1 percent multiplied by the number of complete years to the security’s maturity, the excess constitutes de minimis market discount, and the rules that we discuss below are not applicable to you.

If you recognize gain on the maturity or disposition of your market discount security, you must treat it as ordinary income to the extent of the accrued market discount on your security. Alternatively, you may elect to include market discount in income currently over the life of your security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service.

You will accrue market discount on your market discount security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you elect to accrue market discount using a constant-yield method, it will apply only to the security with respect to which it is made and you may not revoke it.

If you own a market discount security and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your security in an amount not exceeding the accrued market discount on your security until the maturity or disposition of your security.

Securities purchased at a premium

If you purchase your security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your security by the amount of amortizable bond premium allocable, based on your security’s yield to maturity, to that year. If your security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments (other than debt instruments, the interest on which is excludible from gross income) that you own at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “United States Federal Taxation—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, sale and retirement of the securities

Your tax basis in your security will generally be the U.S. dollar cost (as defined below) of your security, adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your security, and then

•	subtracting the amount of any payments on your security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on your security.

If you purchase your security with foreign currency, the U.S. dollar cost of your security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your security. If your security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the security is disposed of or retired, except that in the case of a security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your security, except to the extent:

•	described above under “Short-Term Securities” or “Market Discount”,
•	attributable to accrued but unpaid interest,
•	the rules governing contingent payment obligations apply, or
•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of amounts in other than U.S. dollars

If you receive foreign currency as interest on your security or on the sale or retirement of your security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Substitution of issuer

The Issuer may, without consent of the holders of the securities, be replaced as principal debtor under the securities by a successor statutory body which will assume all of the obligations of the Issuer under the securities under certain circumstances. In certain circumstances, such an assumption would be treated as a taxable exchange for U.S. federal income tax purposes. You should consult your own tax advisors regarding the United States federal, state, and local tax

Indexed securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to securities the payments on which are determined by reference to any index and other securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate securities.

Treasury regulations requiring disclosure of reportable transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of securities.

Backup withholding and information reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal and interest on a security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if a you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a security that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account you maintain in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a security effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Taxation by the Commonwealth of Australia

The following is a summary of the taxation treatment under the Income Tax Assessment Acts of 1936 and 1997 of Australia (together, “Australian Tax Act”), at the date of this prospectus, of payments of interest (as defined in the Australian Tax Act) on the securities to be issued by the Issuer and certain other matters. It is not exhaustive and, in particular, does not deal with the position of certain classes of holders of securities (including dealers in securities, custodians or other third parties who hold securities on behalf of other persons).

Prospective noteholders should also be aware that particular terms of issue of any series of securities may affect the tax treatment of that and other series of securities. The following is a general guide and should be treated with appropriate caution. Prospective noteholders who are in any doubt as to their tax position should consult their professional advisers on the tax implications of an investment in the securities for their particular circumstances.

Interest withholding tax

An exemption from Australian interest withholding tax imposed under Division 11A of Part III of the Australian Tax Act (“IWT”) is available, in respect of the securities issued by the Issuer, under section 128F of the Australian Tax Act if the following conditions are met:

(a) the Issuer is a company as defined in section 128F(9) (which includes certain companies acting as a trustee) and a resident of Australia when it issues those securities and when interest (as defined in section 128A(1AB) of the Australian Tax Act) is paid;

(b) the Issuer is a “central borrowing authority” of a State or Territory as referred to in section 128F(5A) of the Australian Tax Act;

(c) the securities are “bonds” as defined in section 128F(5B) of the Australian Tax Act, which includes “notes” as referred to therein;

(d) those securities are issued in a manner which satisfies the public offer test. There are five principal methods of satisfying the public offer test, the purpose of which is to ensure that lenders in capital markets are aware that the Issuer is offering those securities for issue. In summary, the five methods are:

•	offers to 10 or more unrelated financiers or securities dealers;

•	offers to 100 or more investors;

•	offers of listed securities;

•	offers via publicly available information sources; and

•	offers to a dealer, manager or underwriter who offers to sell those securities within 30 days by one of the preceding methods.

In addition, the issue of any of those securities (whether in global form or otherwise) and the offering of interests in any of those securities by one of these methods should satisfy the public offer test;

(e) the Issuer does not know, or have reasonable grounds to suspect, at the time of issue, that those securities or interests in those securities were being, or would later be, acquired, directly or indirectly, by an “associate” of the Issuer, except as permitted by section 128F(5) of the Australian Tax Act; and

(f) at the time of the payment of interest, the Issuer does not know, or have reasonable grounds to suspect, that the payee is an “associate” of the Issuer, except as permitted by section 128F(6) of the Australian Tax Act.

Associates

An “associate” of the Issuer for the purposes of section 128F of the Australian Tax Act when the Issuer is not a trustee includes (i) a person or entity which holds more than 50% of the voting shares in, or otherwise controls, the Issuer, (ii) an entity in which more than 50% of the voting shares are held by, or which is otherwise controlled by, the Issuer, (iii) a trustee of a trust where the Issuer is capable of benefiting (whether directly or indirectly) under that trust, and (iv) a person or entity which is an “associate” of another person or entity which is an “associate” of the Issuer under any of the foregoing.

However, “associate” does not include:

(A) onshore associates (i.e., Australian resident associates who do not hold the securities in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who hold the securities in the course of carrying on business at or through a permanent establishment in Australia); or

(B) offshore associates (i.e., Australian resident associates who hold the securities in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who do not hold the securities in the course of carrying on business at or through a permanent establishment in Australia) who are acting in the capacity of:

(i) in the case of section 128F(5), a dealer, manager or underwriter in relation to the placement of the relevant securities or a clearing house, custodian, funds manager or responsible entity of a registered managed investment scheme; or

(ii) in the case of section 128F(6), a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme.

Compliance with section 128F of the Australian Tax Act

Unless otherwise specified in the terms of the relevant securities, the Issuer intends to issue the securities in a manner which will satisfy the public offer test requirements of section 128F of the Australian Tax Act.

Exemptions under recent tax treaties

The Australian Government has signed or announced new or amended double tax conventions (“New Treaties”) with a number of countries (each a “Specified Country”) which contain certain exemptions from IWT.

In broad terms, once implemented the New Treaties effectively prevent IWT applying to interest derived by:

•	the government of the relevant Specified Country and certain governmental authorities and agencies in the Specified Country; or

•

a “financial institution” which is a resident of the Specified Country and which is unrelated to and dealing wholly independently with the Issuer. The term “financial institution” refers to either a bank or any other form of enterprise which substantially derives its profits by carrying on a business of raising and providing finance. (However, interest under a back-to-back loan or an economically equivalent arrangement will not qualify for this exemption).

The Australian Federal Treasury maintains a listing of Australia’s double tax conventions which provides details of country, status, withholding tax rate limits and Australian domestic implementation which is available to the public at the Federal Treasury’s Department’s website at: http://www.treasury.gov.au/contentitem.asp?pageId=&ContentID=625.

Payment of additional amounts

As set out in more detail in the fiscal agency agreement and under “Description of the Securities—Payment of additional amounts”, and unless expressly provided to the contrary in a prospectus supplement or pricing supplement related to a particular issue of securities, if the Issuer is at any time compelled or authorized by law to deduct or withhold an amount in respect of any Australian withholding taxes imposed or levied by the Commonwealth of Australia in respect of the securities, the Issuer must, subject to certain exceptions, pay such additional amounts as may be necessary in order to ensure that the net amounts received by the noteholders of those securities after such deduction or withholding are equal to the respective amounts which would have been received had no such deduction or withholding been required. If the Issuer is compelled by law in relation to any securities to deduct or withhold an amount in respect of any withholding taxes, the Issuer will have the option to redeem those securities in accordance with the terms and conditions of the securities.

Payments under the guarantee

It is unclear whether or not any payment by the Guarantor under the Guarantee would be subject to Australian IWT. The Australian Taxation Office has published a Taxation Determination stating that payments by a guarantor in respect of debentures (such as the securities) are entitled to the benefit of the exemption contained in section 128F of the Australian Tax Act if payments of interest in respect of those debentures by the Issuer are exempt from IWT. However, there is some doubt as to whether the Taxation Determination applies in the context of the Guarantee and whether the reasoning adopted in the Taxation Determination is strictly correct.

If the reasoning adopted in the Taxation Determination does not apply, IWT at the rate of 10% would be payable on payments of interest (as defined in section 128B(1AB) of the Australian Tax Act), or interest paid on an overdue amount, by the Guarantor to non-residents (other than non-residents holding the securities in the course of carrying on a business at or through a permanent establishment in Australia) or residents of Australia holding the securities in the course of carrying on a business at or through a permanent establishment outside Australia.

It is unclear whether any payment under the Guarantee in respect of the securities would constitute a payment of interest so defined, but the better view is that such payments (other than interest paid on an overdue amount) do not constitute interest as so defined and, therefore, should not, in any event, be subject to the IWT provisions of the Australian Tax Act.

If the Guarantor is at any time compelled or authorized by law to deduct or withhold an amount in respect of any Australian withholding taxes imposed or levied by the Commonwealth of Australia in respect of payments under the Guarantee, the Guarantor must, subject to certain exceptions, pay such additional amounts as may be necessary in order to ensure that the net amounts received by the noteholders of those securities after such deduction or withholding are equal to the respective amounts which would have been received had no such deduction or withholding been required.

Other tax matters

Subject to “—Recent Developments” below, under Australian laws as presently in effect:

(a) income tax—offshore noteholders—assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the securities, payment of principal and interest (as defined in section 128A(1AB) of the Australian Tax Act) to a holder of the securities who is a non-resident of Australia and who, during the taxable year, does not hold the securities in the course of carrying on business at or through a permanent establishment in Australia will not be subject to Australian income taxes; and

(b) income tax—Australian noteholders—Australian residents or non-Australian residents who hold the securities in the course of carrying on business at or through a permanent establishment in Australia (“Australian Holders”) will be assessable for Australian tax purposes on income either received or accrued due to them in respect of the securities. Whether income will be recognised on a cash receipts or accruals basis will depend upon the tax status of the particular noteholder and the terms and conditions of the securities. Special rules apply to the taxation of Australian residents who hold the securities in the course of carrying on business at or through a permanent establishment outside Australia, which vary depending on the country in which that permanent establishment is located; and

(c) gains on disposal of securities—offshore noteholders—a holder of the securities who is a non-resident of Australia and who, during the taxable year, does not hold the securities in the course of carrying on business at or through a permanent establishment in Australia will not be subject to Australian income tax on gains realised during that year on sale or redemption of the securities, provided such gains do not have an Australian source. A gain arising on the sale of securities by a non-Australian resident holder to another non-Australian resident where the securities are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not be regarded as having an Australian source; and

(d) gains on disposal of securities—Australian Holders—Australian Holders will be required to include any gain or loss on disposal of the securities in their taxable income. Special rules apply to the taxation of Australian residents who hold the securities in the course of carrying on business at or through a permanent establishment outside Australia, which vary depending on the country in which that permanent establishment is located; and

(e) deemed interest—there are specific rules that can apply to treat a portion of the purchase price of securities as interest for IWT purposes when certain securities originally issued at a discount or with a maturity premium or which do not pay interest at least annually are sold to an Australian resident (who does not acquire them in the course of carrying on business at or through a permanent establishment outside Australia) or a non-resident who acquires them in the course of carrying on business at or through a permanent establishment in Australia.

If the securities are not issued at a discount and do not have a maturity premium, these rules should not apply to the securities. These rules also do not apply in circumstances where the deemed interest would have been exempt under section 128F of the Australian Tax Act if the securities had been held to maturity by a non-resident; and

(f) death duties—no securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death; and

(g) stamp duty and other taxes—no ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue or transfer of any securities; and

(h) other withholding taxes on payments in respect of securities—section 12-140 of Schedule 1 to the Taxation Administration Act 1953 of Australia (“Taxation Administration

Act”) imposes a type of withholding tax at the rate of (currently) 46.5% on the payment of interest on certain registered securities unless the relevant payee has quoted an Australian tax file number (“TFN”), (in certain circumstances) an Australian Business Number (“ABN”) or proof of some other exception (as appropriate).

Assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the securities, then the requirements of section 12-140 do not apply to payments to a holder of securities in registered form who is not a resident of Australia and not holding those securities in the course of carrying on business at or through a permanent establishment in Australia. Payments to other classes of noteholders of securities in registered form may be subject to a withholding where the holder of those securities does not quote a TFN, ABN or provide proof of an appropriate exemption (as appropriate); and

(i) other withholding taxes on payments in respect of Guarantee—payments by the Guarantor under the Guarantee may be made free and clear of the withholdings required under section 12-140 of Schedule 1 to the Taxation Administration Act, provided that tax at the rate of (currently) 46.5% must be withheld from payments under the Guarantee to Australian residents or non-residents carrying on business through a permanent establishment in Australia unless the relevant payee has quoted a TFN, (in certain circumstances) an ABN or proof of some other exception (as appropriate); and

(j) supply withholding tax—payments in respect of the securities can be made free and clear of the “supply withholding tax” imposed under section 12-190 of Schedule 1 to the Taxation Administration Act; and

(k) goods and services tax (GST)—neither the issue nor receipt of the securities will give rise to a liability for GST in Australia on the basis that the supply of securities will comprise either an input taxed financial supply or (in the case of an offshore subscriber) a GST-free supply. Furthermore, neither the payment of principal or interest by the Issuer, nor the disposal of the securities, would give rise to any GST liability in Australia; and

(l) debt/equity rules—Division 974 of the Australian Tax Act contains tests for characterising debt (for all entities) and equity (for companies) for Australian tax purposes, including for the purposes of dividend withholding tax and IWT. The Issuer intends to issue securities which are to be characterised as “debt interests” for the purposes of the tests contained in Division 974, and the returns paid on the securities are to be “interest” for the purpose of section 128F of the Australian Tax Act. Accordingly, Division 974 is unlikely to adversely affect the Australian tax treatment of noteholders of securities; and

(m) additional withholdings from certain payments to non-residents—section 12-315 of Schedule 1 to the Taxation Administration Act gives the Governor-General power to make regulations requiring withholding from certain payments to non-residents.

However, section 12-315 expressly provides that the regulations will not apply to interest and other payments which are already subject to the current IWT rules or specifically exempt from those rules. Further, regulations may only be made if the responsible minister is satisfied the specified payments are of a kind that could reasonably relate to assessable income of foreign residents. The regulations promulgated prior to the date of this Prospectus are not relevant to any payments in respect of the securities. Any further regulations should also not apply to repayments of principal under the securities, as in the absence of any issue discount, such amounts will generally not be reasonably related to assessable income. The possible application of any future regulations to the proceeds of any sale of the securities will need to be monitored; and

(n) taxation of foreign exchange gains and losses—Divisions 775 and 960 of the Australian Tax Act contain rules to deal with the taxation consequences of foreign exchange transactions.

The rules are complex and will apply to the Issuer in respect of the securities denominated in a currency other than Australian dollars as well as any currency hedging arrangements entered into in respect of such securities. Nevertheless, the Issuer ought to be able to manage its position under the rules so that the tax consequences are effectively the same as the commercial position (that is, that any net foreign exchange gains and losses recognised for tax purposes should be represented by similar cash gains and losses).

The rules may also apply to any noteholders who are Australian residents or non-residents that hold securities that are not denominated in Australian dollars in the course of carrying on business in Australia. Any such noteholders should consult their professional advisors for advice as to how to tax account for any foreign exchange gains or losses arising from their holding of those securities.

Recent developments

Taxation of financial arrangements

The Tax Laws Amendment (Taxation of Financial Arrangements) Act 2009 (Cth) (the “TOFA Act”) has recently been enacted. The TOFA Act contains new rules which represent a new code for the taxation of receipts and payments in relation to “financial arrangements”. The new rules contain a number of different methods for bringing to account gains and losses in relation to “financial arrangements” (including fair value, accruals, retranslation, realization, hedging and financial records).

The new rules apply from the commencement of the first tax year beginning on or after July 1, 2010 (although taxpayers may be able to make an election to apply the rules for a tax year commencing on or after July 1, 2009 if they wish to do so). Further, the proposed new rules are not to apply to “financial arrangements” which are current as at the commencement date. In relation to current “financial arrangements” at that time, taxpayers may elect to apply the proposed new rules if they wish, but certain tax adjustments would need to be made if such an election is made.

The TOFA Act does not affect the provisions relating to the imposition of IWT. In particular, the new rules do not apply in a manner which overrides the exemption available under section 128F of the Australian Tax Act.

Proposed changes to section 128F for Government debt

On September 16, 2009, the Tax Laws Amendment (2009 Measures No. 5) Bill 2009 was introduced into Parliament. That Bill proposes changes to the interest withholding tax exemption in section 128F of the Australian Tax Act. The proposed changes are intended to ensure debentures and certain debt instruments issued by the Commonwealth, States and Territories, and their authorities, are eligible for the section 128F exemption.

As the securities to be issued by the Issuer are already eligible for the section 128F exemption under the current law (see “—Interest withholding tax” above), the proposed changes will not affect the Australian interest withholding tax treatment of interest paid on the securities.

Australian exchange control restrictions

The Australian dollar is convertible into U.S. dollars at freely floating rates. However, the Charter of the United Nations (Dealing with Assets) Regulation 2008 under the Charter of the United Nations Act 1945 (Cth), the Banking (Foreign Exchange) Regulations 1959 (Cth) (“Foreign Exchange Regulation”) promulgated under the Banking Act 1959 (Cth), the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and other acts and regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism or money laundering.

The written approval of the Australian Minister for Foreign Affairs is required for transactions involving the control or ownership of assets by persons or entities linked to terrorist activities and identified by the United Nations and the Commonwealth of Australia under the Charter of the United Nations (Anti-terrorism—Persons and Entities) List, as published from time to time in the Federal Government Gazette. This includes individuals or entities linked with the former Iraqi regime, Al Qa’ida, Jemaah Islamiyah, the Taliban, Usama bin Laden and other terrorist organizations. Transactions involving persons published in the Gazette without the permission of the Minister are a criminal offence.

Transactions involving (but not limited to):

•	individuals and entities associated with the former government of the Federal Republic of Yugoslavia;

•	certain ministers and senior officials of the Government of Zimbabwe and senior management of state-owned enterprises of Zimbabwe;

•	certain entities and individuals associated with the Democratic People’s Republic of Korea;

•

current and key former members of the ruling State peace and Development Council, current and key former ministers, senior military officers, prominent business associates of the Burmese regime, and immediate family members of these individuals; and

•	several Iranian entities and persons who contribute to Iran’s proliferation activities but are not already listed by the United Nations Security Council,

are prohibited under the Foreign Exchange Regulations, without prior approval from the Reserve Bank of Australia. The Reserve Bank of Australia publishes changes to prohibited parties and variations in the restrictions on those parties from time to time in the Federal Government Gazette and through media releases published on its website.

The Australian Department of Foreign Affairs and Trade maintains a list of all persons and entities having a prescribed connection with terrorism which is available to the public at the Department’s website at http://www.dfat.gov.au/icat/UNSC_financial_sanctions.html. This website is not intended to be incorporated by reference into this Registration Statement.

Plan of distribution

We may sell securities

•	through underwriters or dealers,
•	directly, or
•	through agents.

Each prospectus supplement with respect to the securities we are offering will set forth the terms of the offering of the securities, including the name or names of any underwriters or agents, the price of the securities and the net proceeds to the Issuer from the sale, any underwriting discounts or other items constituting underwriters’ compensation, and discounts or concessions allowed or re-allowed or paid to dealers and any securities exchange on which the securities may be listed.

If underwriters are used in the sale, securities will be acquired by the underwriters for their own account and may be resold from time to time by them in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by one or more investment banking firms or others, as designated in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Securities may be sold directly by the Issuer or through agents we designate from time to time. Any agent involved in the offer or sale of securities will be named, and any commissions payable by the Issuer to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment and will not be acquiring the securities for its own account.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from the Issuer at the public offering price set forth in the prospectus supplement plus accrued interest, if any, pursuant to delayed delivery contracts providing for payment and delivery on a date or dates stated in the prospectus supplement. If arranged by underwriters, each contract will be entered into on or prior to the date of delivery to the underwriters of the securities to be purchased by them. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to contracts shall not be less or more than, the respective amounts stated in the prospectus supplement. Institutions with which contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by us. Contracts will not be subject to any conditions except that:

•

the purchase by an institution of securities covered by its contract will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject and

•	if the purchase is arranged by underwriters, the sale to underwriters of securities to be purchased by them pursuant to the applicable underwriting agreement will have been completed.

The underwriters and any other persons will not have any responsibility in respect of the validity or performance of the contracts. The principal amount of securities to be purchased by each underwriter will be reduced by the portion of the securities contracted to be sold pursuant to contracts allocated to the underwriter as provided in the agreement among underwriters relating to those securities.

Agents and underwriters may be entitled under agreement entered into with the Issuer to indemnification by the Issuer against certain civil liabilities, including liabilities under the United States Securities Act of 1933, or to contribution with respect to payment which the agents or underwriters may be required to make in respect thereof. Agents and underwriters in the ordinary course of business may engage in transactions with or perform services for us.

Jurisdiction, consent to service and enforceability

Unless otherwise specified in the applicable prospectus supplement, the Issuer and the Guarantor have appointed CT Corporation System, whose address in New York City is 111 Eighth Avenue, New York, New York 10011, as the authorized agent upon whom process may be served in any action based on a fiscal agency agreement, the securities or the Guarantee which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York by the holder of any securities. That appointment shall be irrevocable until all amounts in respect of the principal and interest due and to become due on or in respect of the securities and the Guarantee thereof have been paid, except that if, for any reason, the agent ceases to act as the Issuer’s or the Guarantor’s authorized agent, the Issuer or the Guarantor, as the case may be, will appoint another person in the Borough of Manhattan, The City of New York as its authorized agent. The Issuer and the Guarantor will expressly accept the jurisdiction of any such court in respect of the action. The Issuer and the Guarantor will irrevocably waive to the extent permitted by law any immunity from the jurisdiction of any such court (but not from execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action based upon the securities or the Guarantee.

The Issuer and the Guarantor are also subject to suit in competent courts in the State of New South Wales, or any court in the Commonwealth of Australia competent to hear appeals therefrom, and will irrevocably waive any immunity from the jurisdiction of any such court in any action based upon the securities or the Guarantee.

Validity of securities and guarantee

The validity of the securities and the guarantee will be passed upon for the Issuer and The Crown in Right of New South Wales as to matters of the laws of the State of New South Wales and the Commonwealth of Australia by Mallesons Stephen Jaques, Sydney, Australia, and as to matters of the laws of the State of New York, by Sullivan & Cromwell, Sydney, Australia. The opinions of Mallesons Stephens Jaques and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Issuer and the fiscal agent and paying agent in connection with the issuance and sale of any particular security, the specific terms of securities and other matters which may affect the validity of securities but which cannot be ascertained on the date of the opinions.

Experts and public official documents

Information included herein which is designated as being taken from a publication of the Government of New South Wales or the Commonwealth of Australia, or an agency or instrumentality of either, is included herein on the authority of the publication as a public official document.

All statements included in this prospectus, any prospectus supplement and the Form 18-K relating to the Issuer have been reviewed by Stephen Knight, Chief Executive of the Issuer, and are included herein or therein on his authority. All statements included in this prospectus, any prospectus supplement and the Form 18-K relating to The Crown in Right of New South Wales have been reviewed by Michael Schur, Secretary of the Treasury of the State of New South Wales, and are included herein or therein on his authority.

Authorized agent in the United States

The authorized agent for the Issuer and The Crown in Right of New South Wales in the United States is Puglisi & Associates, 850 Library Ave., Suite 204, Newark, Delaware 19711.

Further information

If you require further information about us, our business address is:

New South Wales Treasury Corporation

Level 22,

Governor Phillip Tower

1 Farrer Place

Sydney, New South Wales 2000

Australia

Telephone: (612) 9325 9325

A registration statement relating to the securities and the Guarantee, which is on file with the SEC, contains further information.

US$10,000,000,000

New South Wales Treasury Corporation

Medium-Term Notes,

Series A

Guaranteed by

The Crown in Right of New South Wales

PROSPECTUS SUPPLEMENT

Arranger

J.P. Morgan

Other Dealers

Citigroup Daiwa Capital Markets Deutsche Bank Securities RBC Capital Markets RBS UBS Investment Bank

December 22, 2014